                                            Filed pursuant to Regulation
                                            424(b)(2) under
                                            the 1993 Act; Commission No.
                                            333-17981
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 28, 1997)
                                  $250,000,000
                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1997-B

                 $68,000,000 CLASS A-1 5.79% ASSET BACKED NOTES
                 $96,250,000 CLASS A-2 6.36% ASSET BACKED NOTES
                 $85,750,000 CLASS A-3 6.67% ASSET BACKED NOTES
                               AFS FUNDING CORP.
                                     SELLER

                                     [LOGO]
                                    SERVICER
                             ---------------------

    AmeriCredit Automobile Receivables Trust 1997-B (the "Trust") will be formed pursuant to a Trust Agreement to be entered into between AFS Funding Corp., as Seller (the "Seller"), and Bankers Trust (Delaware), as Owner Trustee (the "Owner Trustee"), and will issue $68,000,000 aggregate principal amount of Class A-1 5.79% Asset Backed Notes (the "Class A-1 Notes"), $96,250,000 aggregate principal amount of Class A-2 6.36% Asset Backed Notes (the "Class A-2 Notes") and $85,750,000 aggregate principal amount of Class A-3 6.67% Asset Backed Notes (the "Class A-3 Notes," and together with the Class A-1 Notes and the Class A-2 Notes, the "Notes"). The Notes will be issued pursuant to an Indenture to be dated as of May 1, 1997 (the "Indenture"), between the Trust and LaSalle National Bank as Indenture Trustee and as Trust Collateral Agent (the "Indenture Trustee" and the "Trust Collateral Agent").

    The assets of the Trust will include a pool of motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Initial Financed Vehicles"), certain monies received thereunder after May 1, 1997 (the "Initial Cutoff Date"), security interests in the Initial Financed Vehicles and certain other property, as more fully described herein.
                           --------------------------

   FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE SECURITIES, SEE "RISK
        FACTORS" BEGINNING ON PAGE S-11 HEREIN AND BEGINNING ON PAGE 13
                        IN THE ACCOMPANYING PROSPECTUS.
                             ---------------------

    THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT
           REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER,
                       THE SERVICER OR ANY AFFILIATE
                                    THEREOF.

FULL AND COMPLETE PAYMENT OF THE NOTEHOLDERS' DISTRIBUTABLE AMOUNT ON EACH DISTRIBUTION DATE IS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED PURSUANT TO A FINANCIAL GUARANTY INSURANCE POLICY (THE "POLICY") TO BE ISSUED BY:

                                     [LOGO]

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                                   UNDERWRITING            PROCEEDS TO
                                                         PRICE TO PUBLIC(1)          DISCOUNT             SELLER(1)(2)
Per Class A-1 Note....................................       100.00000%               0.265%                99.73500%
Per Class A-2 Note....................................        99.99407%               0.300%                99.69407%
Per Class A-3 Note....................................        99.97852%               0.400%                99.57852%
Total.................................................     $249,975,873.28          $811,950.00          $249,163,923.28

(1) Plus accrued interest, if any, from May 21, 1997.
(2) Before deducting expenses, estimated to be $900,000.

    The Notes are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") against payment in immediately available funds and Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about May 21, 1997.
                           --------------------------
BEAR, STEARNS & CO. INC.                              CREDIT SUISSE FIRST BOSTON
                                ---------------
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 15, 1997.

(Continued from preceding page).

    From time to time on or before July 18, 1997, additional motor vehicle retail installment sale contracts (the "Subsequent Receivables," and together with the Initial Receivables, the "Receivables") secured by new and used automobiles, light duty trucks and vans financed thereby (the "Subsequent Financed Vehicles," and together with the Initial Financed Vehicles, the "Financed Vehicles"), certain amounts received under the Subsequent Receivables on and after the related Subsequent Cutoff Dates (as defined herein), security interests in the Subsequent Financed Vehicles and certain other property, as more fully described herein, are intended to be purchased by the Trust from amounts deposited in a pre-funding account established with the Trust Collateral Agent (the "Pre-Funding Account") on the date of issuance of the Notes. Subsequent Receivables with an aggregate Principal Balance of up to $62,500,002.61 may be acquired by the Trust.

    The Notes will be secured by the assets of the Trust pursuant to the Indenture. Interest on the Notes will accrue at the per annum interest rates specified above. Interest on the Notes will generally be payable on the twelfth day of each month (each, a "Distribution Date"), commencing on June 12, 1997. Principal on the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on a Class of Notes until each Class of Notes having a lower numerical Class designation has been paid in full.

    The Distribution Date with respect to any class of Notes on which the final distribution is scheduled to be paid is the "Final Schedule Distribution Date" for such class. The Final Scheduled Distribution Date for the Class A-l Notes will be the June 1998 Distribution Date, for the Class A-2 Notes will be the September 2000 Distribution Date and for the Class A-3 Notes will be the February 2003 Distribution Date. However, payment in full of a Class of Notes may occur earlier than such dates as described herein. In addition, the Class A-3 Notes will be subject to redemption in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate Principal Balance of the Receivables has declined to 10% or less of the Original Pool Balance (as hereinafter defined).

    There currently is no secondary market for the Notes. The Underwriters expect to make a market in the Notes but have no obligation to do so. There is no assurance that any such market will develop or continue or that it will provide Noteholders with sufficient liquidity of investment.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED A FINAL PROSPECTUS SUPPLEMENT AND THE FINAL PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

    Unless and until Definitive Notes are issued, unaudited monthly and annual reports containing information concerning the Receivables will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Description of the Notes -- Reports to Noteholders" and "-- Book-Entry Registration" in the accompanying Prospectus (the "Prospectus").
Such reports will not
constitute financial statements prepared in accordance with generally accepted accounting principles. None of the Seller, the Servicer, or the Insurer intends to send any of its financial reports to Noteholders. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described in the Prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of Financial Security Assurance Inc. (the "Insurer") and Subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus Supplement:

(a) Annual Report on Form 10-K for the year ended December 31, 1996, and

(b) Quarterly Report on Form 10-Q for the period ended March 31, 1997.

    All financial statements of the Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

    The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report of Holdings filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the Prospectus.


Issuer........................  AmeriCredit Automobile Receivables Trust 1997-B (the "Trust"
                                or the "Issuer"), a Delaware business trust to be formed
                                pursuant to a Trust Agreement, dated as of May 1, 1997 (the
                                "Trust Agreement"), among the Seller and the Owner Trustee.

Seller........................  AFS Funding Corp. (the "Seller"), a special purpose financing subsidiary of AmeriCredit. See "The Seller"
                                herein.

Servicer......................  AmeriCredit Financial Services, Inc. (in its individual capacity, "AmeriCredit" and, as servicer, the "Servicer"), a
                                Delaware corporation. See "The Company and the Servicer" in the Prospectus.

Insurer.......................  Financial Security Assurance Inc. (the "Insurer"), a New
                                York financial guaranty insurance company. See "The Insurer"
                                herein.

Indenture Trustee.............  LaSalle National Bank (the "Indenture Trustee").

Owner Trustee.................  Bankers Trust (Delaware) (the "Owner Trustee").

Initial Cutoff Date...........  May 1, 1997.

Closing Date..................  May 21, 1997.

The Notes.....................  The Trust will issue Class A-1 5.79% Asset Backed Notes (the
                                "Class A-1 Notes") in the aggregate original principal
                                amount of $68,000,000, Class A-2 6.36% Asset Backed Notes
                                (the "Class A-2 Notes") in the aggregate original principal amount of $96,250,000, and Class A-3 6.67% Asset Backed
                                Notes (the "Class A-3 Notes") in the aggregate original
                                principal amount of $85,750,000. The Class A-1 Notes, the
                                Class A-2 Notes and the Class A-3 Notes (collectively, the
                                "Notes") will be issued pursuant to an Indenture, dated as of May 1, 1997, among the Issuer and LaSalle National Bank, as Indenture Trustee and as Trust Collateral Agent (the
                                "Trust Collateral Agent"). The Notes will be offered for
                                purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring
                                beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel Bank, societe
                                anonyme ("Cedel") or the Euroclear System ("Euroclear") in
                                Europe. See "Description of the Notes--Book-Entry
                                Registration" in the Prospectus and Annex I hereto.

                                The Notes will be secured by the assets of the Trust
                                pursuant to the Indenture.


The Certificate...............  The Trust will issue an Asset Backed Certificate (the
                                "Certificate") which represents the equity ownership in the
                                Trust, and is subordinate in right of payment to the Notes.
                                The Certificate does not have a principal balance. The
                                Certificate will be issued pursuant to the Trust Agreement.
                                The Certificate is not being offered hereby.

Trust Property................  Each Note will represent an obligation of the Trust. The
                                Trust's assets (the "Trust Property") will include, among
                                other things, certain motor vehicle retail installment sale contracts (the "Initial Receivables"), secured by new and
                                used automobiles, light duty trucks and vans (the "Initial
                                Financed Vehicles"), certain monies received thereunder
                                after the Initial Cutoff Date, an assignment of the security interests in the Initial Financed Vehicles securing the
                                Initial Receivables, the related Receivables Files, all
                                rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the
                                Initial Financed Vehicles or the Obligers, as the case may be, all rights to liquidation proceeds with respect to the
                                Initial Receivables, an assignment of the right of the
                                Seller against Dealers under agreements between AmeriCredit and such Dealers, certain bank accounts, all proceeds of the foregoing, and certain rights under the Trust Documents. The
                                Trust Property also will include an assignment of the
                                Seller's rights against AmeriCredit under the Purchase
                                Agreement upon the occurrence of certain breaches of
                                representations and warranties. The Initial Receivables will be purchased by the Seller from AmeriCredit pursuant to a
                                purchase agreement (the "Purchase Agreement") between the
                                Seller and AmeriCredit on or prior to the date of issuance of the Notes.

                                Additional motor vehicle retail installment sale contracts
                                (the "Subsequent Receivables") secured by new or used
                                automobiles, light duty trucks and vans (the "Subsequent
                                Financed Vehicles") and related property are intended to be purchased by the Trust from the Seller from time to time on or before July 18, 1997, from funds on deposit in the
                                Pre-Funding Account. The Subsequent Receivables will be
                                purchased by the Seller from AmeriCredit pursuant to one or more subsequent purchase agreements (each, a "Subsequent
                                Purchase Agreement") between the Seller and AmeriCredit. The purchase by the Trust of the Subsequent Receivables is
                                subject to the satisfaction of certain conditions, as
                                described under "The Receivables" herein. The Initial
                                Receivables and the Subsequent Receivables are hereinafter referred to as the "Receivables," and the Initial Financed
                                Vehicles and the Subsequent Financed Vehicles are
                                hereinafter referred to as the "Financed Vehicles."

Receivables...................  The Receivables consist of motor vehicle retail installment sale contracts originated by Dealers and then acquired by
                                AmeriCredit pursuant to its Contract Acquisition Program.
                                The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than
                                perfect credit due to various factors, including, among
                                other things, the manner in which such individuals have
                                handled previous credit, the limited extent of their prior credit


                                history and/or their limited financial resources. See
                                "AmeriCredit's Automobile Financing Program" herein and in the Prospectus.

                                The statistical information presented in this Prospectus
                                Supplement is based on the Initial Receivables as of the
                                Initial Cutoff Date. The Initial Receivables have, as of the
                                Initial Cutoff Date, a weighted average annual percentage
                                rate ("APR") of approximately 19.92%, a weighted average
                                original maturity of 55 months and a weighted average
                                remaining maturity of 54 months. The Initial Receivables
                                have an aggregate Principal Balance of $187,499,997.39 as of the Initial Cutoff Date. See "The Receivables." Each of the
                                Initial Receivables also will have a remaining term of not more than 60 months and not less than 3 months as of the
                                Initial Cutoff Date.

                                Following the Closing Date, the Trust will be obligated to purchase from time to time on or before the end of the
                                Funding Period (as defined below), subject to the
                                availability thereof, Subsequent Receivables consisting of retail automobile installment sale contracts acquired by the
                                Seller from AmeriCredit. The aggregate Principal Balance of the Subsequent Receivables is anticipated by AmeriCredit to equal approximately $62,500,002.61. In connection with each purchase of Subsequent Receivables, the Trust will be
                                required to pay to the Seller a cash purchase price equal to the principal amount thereof from the Pre-Funding Account.
                                AmeriCredit will designate as a cutoff date (each, a
                                "Subsequent Cutoff Date") (i) the last day of the month
                                preceding the month in which Subsequent Receivables are
                                conveyed to the Seller by AmeriCredit and reconveyed by the
                                Seller to the Trust or (ii) if any such Subsequent
                                Receivable is originated in the month of conveyance, the
                                date of origination. Subsequent Receivables will be conveyed to the Seller and then reconveyed by the Seller to the Trust on designated dates (each, a "Subsequent Transfer Date")
                                occurring during the Funding Period. The Trust may purchase the Subsequent Receivables only from the Seller and not from any other person, and the Seller may purchase the Subsequent
                                Receivables only from AmeriCredit. The Subsequent
                                Receivables must satisfy certain eligibility criteria. See
                                "The Receivables-- Eligibility Criteria" herein.

Terms of the Notes............  The principal terms of the Notes will be as described below:

A. Distribution Dates.........  Payments of interest and principal on the Notes will be made on the twelfth day of each month or, if the twelfth day is not a Business Day, on the next following Business Day
                                (each, a "Distribution Date") commencing June 12, 1997. Each reference to a "Payment Date" in the accompanying Prospectus shall refer to a Distribution Date. Payments will be made to holders of record of the Notes (the "Noteholders") as of the close of business on the Business Day immediately preceding such Distribution Date (a "Record Date"). A "Business Day"
                                is a day other than a Saturday, Sunday or other day on which commercial banks located in the states of Texas, Delaware,
                                Illinois or New York are authorized or obligated to be closed.



B. Final Scheduled
  Distribution Dates..........  For the Class A-1 Notes, the June 1998 Distribution Date;
                                for the Class A-2 Notes, the September 2000 Distribution
                                Date; and for the Class A-3 Notes, the February 2003
                                Distribution Date.

C. Interest Rates.............  The Notes will bear interest at the respective fixed per annum rates set forth on the cover page hereof. Each such
                                interest rate for a Class of Notes is referred to as the
                                "Interest Rate."

D. Interest...................  Interest on the principal amount of the Notes of each Class outstanding immediately prior to a Distribution Date will
                                accrue at the applicable Interest Rate from and including
                                the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the
                                following Distribution Date (each, an "Interest Period").
                                Interest on the Notes for any Distribution Date due but not
                                paid on such Distribution Date will be due on the next
                                Distribution Date together with, to the extent permitted by law, interest on such amount at the applicable Interest
                                Rate. The amount of interest distributable on the Notes on each Distribution Date will equal interest accrued during
                                the related Interest Period, plus any shortfall amount
                                carried-forward. Interest on the Class A-1 Notes will be
                                calculated on the basis of a 360-day year and the actual
                                number of days elapsed in the applicable Interest Period.
                                Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the
                                Notes--Payments of Interest" herein.

E. Principal..................  Principal of the Notes will be payable on each Distribution
                                Date in an amount equal to the Noteholders' Principal
                                Distributable Amount and the Noteholders' Accelerated
                                Principal Amount, if any, for the calendar month (the
                                "Monthly Period") preceding such Distribution Date. The
                                Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal
                                Distributable Amount and (y) any unpaid portion of the
                                amount described in clause (x) with respect to a prior
                                Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related
                                Monthly Period, computed in accordance with the simple
                                interest method: (i) collections on Receivables (other than
                                Liquidated and Purchased Receivables) allocable to
                                principal, including full and partial principal prepayments,
                                (ii) the Principal Balance of each Receivable (other than
                                Purchased Receivables) that became a Liquidated Receivable during the related Monthly Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all
                                Receivables that became Purchased Receivables as of the
                                immediately preceding Record Date and (B) at the option of the Insurer, the outstanding Principal Balances of those
                                Receivables that were required to be repurchased by the
                                Seller and/or AmeriCredit during such Monthly Period but
                                were not so repurchased, and (iv) the aggregate amount of
                                Cram Down Losses during such Monthly Period.


                                See "Description of the Purchase Agreements and the Trust
                                Documents--Distributions" herein.

                                The Noteholders' Percentage will be 100% until the Class A-3
                                Notes have been paid in full and thereafter will be zero. No principal will be paid on a Class of Notes until the
                                principal of all Classes of Notes having a lower numerical
                                Class designation has been paid in full. In addition, the
                                outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the
                                respective Final Scheduled Distribution Date for such Class.

F. Optional Redemption........  The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the
                                Receivables, which, subject to certain requirements can
                                occur after the Pool Balance declines to 10% or less of the
                                Original Pool Balance, at a redemption price equal to the
                                unpaid principal amount of the Notes of such Class plus
                                accrued and unpaid interest thereon. See "Description of the
                                Notes--Optional Redemption" herein. The Original Pool
                                Balance will equal the sum of (i) the aggregate Principal
                                Balance of the Initial Receivables as of the Initial Cutoff
                                Date plus (ii) the aggregate Principal Balances of all
                                Subsequent Receivables added to the Trust as of their
                                respective Subsequent Cutoff Dates (the "Original Pool
                                Balance").

G. Mandatory Redemption.......  Each Class of Notes will be redeemed in part on the
                                Mandatory Redemption Date (as defined under "Pre-Funding
                                Account" below) in the event that any portion of the
                                Pre-Funded Amount remains on deposit in the Pre-Funding
                                Account at the end of the Funding Period. The aggregate
                                principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of
                                Notes) of the Pre-Funded Amount at the end of the Funding
                                Period (such Class's "Note Prepayment Amount"); provided,
                                that if the aggregate remaining amount in the Pre-Funding
                                Account is $100,000 or less, such amount will be applied
                                exclusively to reduce the outstanding principal balance of the Class of Notes then entitled to receive distributions of principal.

                                The Notes may be accelerated and subject to immediate
                                payment at par upon the occurrence of an Event of Default
                                under the Indenture. So long as no Insurer Default shall
                                have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of
                                certain events of default under the Insurance and Indemnity
                                Agreement, dated as of May 1, 1997 (the "Insurance
                                Agreement"), among the Insurer, the Trust, AmeriCredit,
                                AmeriCredit Corp. and the Seller. In the case of such an
                                Event of Default, the Notes will automatically be
                                accelerated and subject to immediate payment at par. See
                                "Description of the Notes--Events of Default" herein. The
                                Policy does not guarantee payment of any amounts that


                                become due on an accelerated basis, unless the Insurer
                                elects, in its sole discretion, to pay such amounts in
                                whole or in part. See "The Policy" herein.

Pre-Funding Account...........  On the Closing Date, a cash amount equal to approximately
                                $62,500,002.61 (the "Initial Pre-Funded Amount") will be
                                deposited in an account (the "Pre-Funding Account") which
                                will be established with the Trust Collateral Agent. The
                                "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) a
                                Servicer Termination Event occurs under the Sale and
                                Servicing Agreement, or (iii) July 18, 1997. The Initial
                                Pre-Funded Amount as reduced from time to time during the
                                Funding Period by the amount thereof used to purchase
                                Subsequent Receivables in accordance with the Sale and
                                Servicing Agreement is referred to herein as the "Pre-Funded
                                Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the end of the
                                Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders on the Mandatory Redemption Date as described herein. The
                                "Mandatory Redemption Date" is the earlier of (i) the
                                Distribution Date in August 1997 or (ii) if the last day of the Funding Period occurs on or prior to the Determination
                                Date (as defined herein) occurring in June or July 1997, the
                                Distribution Date relating to such Determination Date.

Capitalized Interest
  Account.....................  On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Trust Collateral Agent. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in June, July
                                and August of 1997 to fund an amount (the "Monthly
                                Capitalized Interest Amount") equal to the amount of
                                interest accrued for each such Distribution Date at the
                                weighted average Interest Rates on the portion of the Notes having a principal balance in excess of the Principal
                                Balances of the Initial Receivables (which portion will
                                equal the Pre-Funded Amount). Any amounts remaining in the
                                Capitalized Interest Account on the Mandatory Redemption
                                Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the
                                Purchase Agreements and the Trust Documents--Accounts."

The Policy....................  On the Closing Date, the Insurer will issue to the Trust
                                Collateral Agent as agent for the Indenture Trustee, a
                                financial guaranty insurance policy (the "Policy"). Pursuant to the Policy, the Insurer will unconditionally and
                                irrevocably guarantee to the Noteholders payment of the
                                Scheduled Payments (as defined herein) for each Distribution
                                Date. See "The Policy" and "Description of the Purchase
                                Agreements and the Trust Documents--Distributions" herein.

Tax Status....................  In the opinion of Dewey Ballantine, special federal tax counsel to the Trust, for federal income tax purposes, the
                                Notes will be

                                characterized as debt, and the Trust will not
                                be characterized as an association (or a publicly traded
                                partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as debt. See "Certain Federal Income Tax Consequences" herein.

ERISA Considerations..........  Subject to the conditions and considerations discussed under
                                "ERISA Considerations," the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"). See "ERISA
                                Considerations" herein.

Legal Investment..............  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment
                                Company Act of 1940, as amended.

Ratings.......................  It is a condition to issuance that the Class A-l Notes be rated A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by
                                Moody's Investors Service, Inc. ("Moody's" and together with
                                S&P, the "Rating Agencies"), and that the Class A-2 Notes
                                and the Class A-3 Notes be rated AAA by S&P and Aaa by
                                Moody's. The ratings by the Rating Agencies of the Notes
                                will be (i) with respect to the Class A-1 Notes, without
                                regard to the Policy in the case of S&P and substantially
                                based on the Policy in the case of Moody's and (ii) with
                                respect to all other Classes of Notes, based on the Policy.
                                There is no assurance that the ratings initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating Agencies. See "Risk Factors--Ratings on Notes"
                                herein.

                                     RISK FACTORS

    Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following risk factors in connection with the purchase of the Notes.

Prepayment from the Pre-Funding Account; Ability to Originate Subsequent Receivables

    To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust by the end of the Funding Period, the Noteholders will receive a prepayment of principal on the Mandatory Redemption Date in an amount equal to their pro rata share (based on the current principal balance of each Class) of the Pre-Funded Amount (exclusive of investment earnings) remaining in the Pre-Funding Account at the end of the Funding Period; provided, that if the aggregate remaining amount in the Pre-Funding Account is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal balance of the Class of Notes then entitled to receive distributions of principal. Any reinvestment risk from the prepayment of the Notes from the Pre-Funded Amount at the end of the Funding Period will be borne by the Noteholders. See "Yield and Prepayment Considerations" herein.

    The conveyance of Subsequent Receivables to the Trust during the Funding Period is subject to the conditions described herein under "The Receivables -- Eligibility Criteria." The ability of the Trust to invest in Subsequent Receivables is dependent upon the ability of AmeriCredit to originate through Dealers a sufficient amount of motor vehicle retail installment sales contracts that meet such eligibility criteria. The ability of AmeriCredit to originate sufficient Subsequent Receivables may be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither AmeriCredit nor the Seller has any basis to predict whether or the extent to which economic or social factors will affect the availability of Subsequent Receivables. See "The Receivables" herein.

Maturity and Prepayment Assumptions

    All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the related Financed Vehicle securing a Receivable without the consent of AmeriCredit. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, Cram Down Losses, as well as receipts of proceeds from physical damage, repossession loss, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, the Seller and the Servicer are obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. The Servicer also has the right, subject to certain conditions, to purchase the Receivables when the Pool Balance is 10% or less of the Original Pool Balance. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders. See "Yield and Prepayment Considerations".

Concentration of Receivables

    As of the Initial Cutoff Date (based on Principal Balance and mailing address of the Obligors), Obligors with respect to approximately 13.43% of the Receivables were located in California, Obligors with respect to approximately 11.55% of the Receivables were located in Texas, and substantially all of the rest of the Receivables were located in those states identified in the table on page S-21. See "The Receivables".

Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency or loan loss experience of the Issuer with respect to the Receivables.

Limited Assets

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account, the Capitalized Interest Account and the Policy. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Capitalized Interest Account and payments of claims made under the Policy. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Capitalized Interest Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide protection against losses on the Receivables. Similarly, although the Policy will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount on such Distribution Date, if the Insurer defaults in its obligations under the Policy, the Trust will depend on current distributions on the Receivables and, amounts, if any, available therefor in certain collateral accounts maintained for the benefit of the Insurer to make payments on the Notes. See "The Insurer" and "The Policy" herein.

Ratings on Notes

    A rating is not a recommendation to purchase, hold or sell Notes. The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes pursuant to their terms. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes are subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

Events of Default Under the Indenture

    So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), the Insurer will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon.

                                   USE OF PROCEEDS

    The net proceeds to be received by the Trust from the sale of the Notes will be used to pay the Seller, and in turn, AmeriCredit or a warehouse facility, the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the initial deposit into the Capitalized Interest Account.


                                     THE SERVICER

    The Servicer is a wholly-owned subsidiary of AmeriCredit Corp. The Servicer was incorporated in Delaware on July 22, 1992. AmeriCredit purchases and services automobile loans which are originated and assigned to AmeriCredit by automobile dealers. AmeriCredit is the primary operating subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. The Servicer's executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107-1220; telephone (817) 332-7000.

    The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. The Servicer will be appointed custodian for the Receivables and the Receivables will be delivered to and held by the Servicer. Prior to delivery of the Receivables to the Servicer, as custodian, AmeriCredit will stamp the Receivables to reflect the sale and assignment of the Receivables to the Issuer. AmeriCredit will not seek to have amended or re-issued the certificates of title of the Financed Vehicles. In the absence of amendments to the certificates of title, the Issuer may not have perfected security interests in the Financed Vehicles securing the receivables originated in some states, including Texas and California. See "Certain Legal Aspects of Receivables."


                                      THE SELLER

    The Seller was incorporated in the State of Nevada in April, 1996. The Seller is organized for the limited purpose of purchasing receivables from AmeriCredit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Seller is a wholly-owned subsidiary of AmeriCredit. The principal executive offices of the Seller are located at 1325 Airmotive Way, Reno, Nevada 89502; telephone (702) 322-2221.

    The Seller has taken steps in structuring the transaction contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by AmeriCredit under Insolvency Laws will not result in consolidation of the assets and liabilities of the Seller with those of AmeriCredit. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business, the requirement of an independent director being on the Board of Directors of the Seller and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of AmeriCredit in the event of the application of the federal bankruptcy laws to AmeriCredit. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of AmeriCredit, refraining from commingling its assets with those of AmeriCredit and refraining from holding itself out as having agreed to pay, or being liable for, the debts of AmeriCredit. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of AmeriCredit. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Notes (and possible reductions in the amount of such distributions) could occur. See "Risk Factors- Certain Legal Aspects."


THE TRUST

    The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus.

General

    The Issuer, AmeriCredit Automobile Receivables Trust 1997-B, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than
(i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificate,
(iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The proceeds of the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account, certain collateral accounts maintained for the benefit of the Insurer and, the Capitalized Interest Account.

    The Trust's principal offices are in Wilmington, Delaware, in care of Bankers Trust (Delaware), as Owner Trustee, at the address listed below under "-- The Owner Trustee."

The Owner Trustee

    Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1001 Jefferson Street, Suite 550, Wilmington, Delaware 19801. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance of the Certificate and the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

The Indenture Trustee

    LaSalle National Bank is the Indenture Trustee under the Indenture. LaSalle National Bank is a national banking association, the principal offices of which are located at 135 South LaSalle Street, Chicago, Illinois 60674.

                                  THE TRUST PROPERTY

    The Trust Property will include, among other things, the following:
(a) motor vehicle retail installment sale contracts secured by new and used vehicles, light duty trucks and vans; (b) certain monies received thereunder after the Initial Cutoff Date or the Subsequent Cutoff Date, as the case may be;
(c) such amounts as from time to time that may be held in the Lockbox Accounts, the Collection Account, the Pre-Funding Account, and the Capitalized Interest Account; (d) an assignment of the security interests of AmeriCredit in the Financed Vehicles; (e) an assignment of the rights of the Seller against Dealers under agreements between AmeriCredit and such Dealers (the "Dealer Agreements");
(f) an assignment of the right to receive proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors; (g) an assignment of the rights of the Seller under the Purchase Agreement and any Subsequent Purchase Agreements; (h) the Receivables Files; and (i) certain other rights under the Trust Documents.

    The Initial Receivables were, and the Subsequent Receivables were or will be, originated by Dealers in accordance with AmeriCredit's requirements under agreements with Dealers for assignment to AmeriCredit, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the Obligors. Dealer Agreements may provide for repurchase or recourse against the Dealer in the event of a breach of a representation or warranty by the Dealer under a Dealer Agreement.

    The "Pool Balance" at any time represents the aggregate Principal Balance of the Receivables at the end of the preceding Monthly Period (plus the amount, if any, then on deposit in the Pre-Funding Account on such date), after giving effect to all payments received from Obligors and any Purchase Amounts to be remitted by AmeriCredit or the Seller, for such Monthly Period and all losses, including Cram Down Losses, realized on Receivables liquidated during such Monthly Period.

    Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Trust Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of the Insurer in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreements and the Trust Documents -- Distributions." The Insurer would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes.

                      AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

    Through its branch offices and marketing representatives, AmeriCredit serves as a funding source for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles, light duty trucks and vans. Dealers originate retail installment sale contracts ("Contracts") which conform to AmeriCredit's credit policies which are then purchased by AmeriCredit generally without recourse to the Dealers. AmeriCredit also services the Contracts that it purchases.

    AmeriCredit's indirect lending programs are designed to serve consumers who have limited access to traditional auto financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have an established credit history. Because AmeriCredit serves consumers who are unable to meet the credit standards imposed by most traditional auto financing sources, AmeriCredit generally charges interest at rates which are higher than those charged by traditional auto financing sources. AmeriCredit also expects to sustain a higher level of delinquencies and credit losses than that experienced by traditional auto financing sources since AmeriCredit provides financing in a relatively high risk market.

    AmeriCredit has established relationships with a variety of Dealers located in the markets in which AmeriCredit has branch offices or marketing representatives. While AmeriCredit occasionally finances purchases of new autos, a substantial majority of AmeriCredit's Contracts were originated in connection with Obligors' purchases of used autos. Of the Contracts purchased by AmeriCredit during the year ended June 30, 1996, approximately 77% were originated by manufacturer-franchised Dealers with used auto operations and 23% by independent Dealers specializing in used auto sales; of the Contracts purchased in the nine months ended March 31, 1997, the respective percentages were 83% and 17%. AmeriCredit purchased Contracts from 3,262 Dealers during the year ended June 30, 1996 and from 4,410 Dealers during the nine months ended March 31, 1997.

    Contracts are generally purchased by AmeriCredit without recourse to the Dealer, and accordingly, the Dealer usually has no liability to AmeriCredit if the consumer defaults on the Contract. To mitigate AmeriCredit's risk from potential credit losses, AmeriCredit typically charges the Dealers an acquisition fee when purchasing Contracts. Such acquisition fees are negotiated with Dealers on a contract-by-contract basis and are usually non-refundable. Although Contracts are purchased without recourse to Dealers, Dealers typically make certain representations as to the validity of the contract and compliance with certain laws, and indemnify AmeriCredit against any claims, defenses and set-offs that may be asserted against AmeriCredit because of assignment of the Contract.

    As of March 31, 1997, AmeriCredit operated 79 branch offices in 30 states as reflected in the following table:

STATE         CITY                     STATE                    CITY

Arizona       Phoenix                  New Mexico               Albuquerque
              Tucson
                                       New York                 Buffalo
                                                                White Plains

                                       North Carolina           Charlotte
                                                                Raleigh-Durham
California    San Jose                                          Winston-Salem
              San Francisco
              Concord
              Encino
              Fresno
              Irvine
              Los Angeles              Ohio                     Akron
              Pasadena                                          Columbus
              San Diego                                         Cleveland
              Stockton                                          Cincinnati
              Sacramento                                        Dayton


Colorado      Colorado Springs              Oklahoma            Oklahoma City
              Denver


                                            Oregon              Portland
Florida       Tampa
              Ft. Lauderdale                Pennsylvania        Allentown
              Jacksonville                                      Harrisburg
              Orlando                                           Pittsburgh
                                                                Philadelphia

Georgia       Atlanta (3)                   Rhode Island        Providence

Illinois      Chicago (4)
              Springfield                   South Carolina      Columbia
                                                                Charleston


Indiana       Indianapolis                  Tennessee           Nashville
                                                                Memphis
Kentucky      Louisville

Maryland      Baltimore (2)                 Texas               Dallas-Fort
                                                                Worth (2)
                                                                Houston
                                                                San Antonio
Massachusetts Boston                                            Austin

Michigan      Detroit (2)
              Grand Rapids                  Utah                Salt Lake City




Missouri      Kansas City                   Virginia            Vienna
              St. Louis (2)                                     Newport News
                                                                Norfolk
                                                                Richmond
                                                                Fredricksburg

Minnesota     Minneapolis



Nevada        Las Vegas                     Washington          Seattle
                                                                Tacoma
New Jersey    Marlton
              Paramus
              Somerset                      Wisconsin           Milwaukee

These branch offices solicit Dealers for Contracts and maintain AmeriCredit's relationship with the Dealers in the geographic vicinity of the branch office.

    AmeriCredit also has marketing representatives covering certain existing branch territories and markets where the company does not have a branch presence. AmeriCredit does business in a total of 40 states.

    See "AmeriCredit's Automobile Financing Program" in the Prospectus for a description of AmeriCredit's contract acquisition, servicing and collection practices.



                                   THE RECEIVABLES

    The following information supplements the information contained under "The Receivables" in the accompanying Prospectus.

General

    The Receivables were, or will be, purchased by AmeriCredit in the ordinary course of business pursuant to AmeriCredit's Contract Acquisition Program from Dealers. The Receivables will consist of motor vehicle retail installment sale contracts. The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors, including, among other things, the manner in which such individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.

Eligibility Criteria

    The Receivables were or will be selected according to several criteria, including those specified under "AmeriCredit's Automobile Financing Program -- Contract Acquisition" in the accompanying Prospectus. In addition, the Initial Receivables were selected from AmeriCredit's portfolio of motor vehicle retail installment contracts based on several criteria, including the following:
(i) each Initial Receivable had a remaining maturity, as of the Cutoff Date, of not more than 60 months; (ii) each Initial Receivable had an original maturity of not more than 60 months; (iii) each Initial Receivable had a remaining Principal Balance as of the Cutoff Date of at least $250 and not more than $30,000; (iv) each Initial Receivable has an Annual Percentage Rate of at least 14.25% and not more than 32.00%; (v) no Initial Receivable was more than 30 days past due as of the Cutoff Date and (vi) no funds have been advanced by AmeriCredit, any Dealer, or anyone acting on behalf of any of them in order to cause any Initial Receivable to qualify under clause (v) above.

    During the Funding Period, the Seller is obligated to purchase from AmeriCredit and to sell to the Trust the Subsequent Receivables. The aggregate Principal Balance of the Subsequent Receivables is anticipated by AmeriCredit to equal approximately $62,500,002.61. The Seller will convey the Subsequent Receivables to the Trust on the related Subsequent Transfer Date. In connection with each purchase of Subsequent Receivables the Trust will be required to pay to the Seller a cash purchase price equal to the outstanding Principal Balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates, which price the Seller will pay to AmeriCredit. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Seller for payment to AmeriCredit.

    Any conveyance of Subsequent Receivables is subject to the following conditions, among others: (i) each such Subsequent Receivable and/or Subsequent Financed Vehicle must satisfy the eligibility criteria specified under "The Receivables" in the Prospectus and the criteria set forth in clauses (i) through
(v) of the second preceding paragraph, in each case, as of the respective Subsequent Cutoff Date of such

Subsequent Receivable; (ii) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall have approved the transfer of such Subsequent Receivables to the Trust; (iii) neither AmeriCredit nor the Seller will have selected such Subsequent Receivables in a manner that either believes is adverse to the interests of the Insurer or the Noteholders; (iv) AmeriCredit and the Seller will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Receivables; and
(v) S&P shall confirm that the ratings on the Notes have not been withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust. Because the Subsequent Receivables may be originated after the Initial Receivables, following their conveyance to the Trust the characteristics of the Receivables, including the Subsequent Receivables, may vary from those of the Initial Receivables.

    In addition, the obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date is subject to the condition that the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meet the following criteria: (i) the weighted average APR of the Receivables in the Trust is not less than 19%;
(ii) the weighted average remaining term of the Receivables on such Subsequent Cutoff Date is not greater than 55 months; and (iii) not more than 35% of the Receivables have Obligors whose mailing addresses are in Texas and California. As to clauses (i) and (ii) in the immediately preceding sentence, such criteria will be based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Receivables, including the Subsequent Receivables, on the related Subsequent Cutoff Date, and as to clause (iii) in the immediately preceding sentence, such criteria will be based on the mailing addresses of the Obligors of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates.

    Except for the criteria described in the preceding paragraphs, there are no required characteristics of the Subsequent Receivables. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire pool of Receivables included in the Trust, including the composition of the Receivables, the geographic distribution, the distribution by remaining Principal Balance, the distribution by APR, the distribution by remaining term and the distribution of the Receivables secured by new and used vehicles, may vary from those of the Initial Receivables.

Composition

    The statistical information presented in this Prospectus Supplement, including the summary statistical information set forth below, is based on the Initial Receivables as of May 1, 1997 (the "Initial Cutoff Date").

    The composition and distribution by APR and geographic concentration of the Initial Receivables Pool as of the Initial Cutoff Date are set forth in the following table:

COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE INITIAL CUTOFF DATE

                                                  NEW                         USED                   TOTAL
                                       --------------------------  --------------------------  ------------------
Aggregate Principal Balance(1)                     $27,558,357.08             $159,941,640.31     $187,499,997.39
Number of Receivables                                       1,890                      14,599              16,489
Percent of Aggregate Principal
  Balance                                                  14.70%                      85.30%
Average Principal Balance                              $14,581.14                  $10,955.66          $11,371.22
  Range of Principal Balances             ($652.03 to $29,371.86)     ($323.07 to $28,106.29)
Weighted Average APR(1)                                    18.47%                      20.16%              19.92%
  Range of APRs                                (14.25% to 25.00%)          (14.25% to 32.00%)
Weighted Average Remaining Term                         58 months                   53 months           54 months
  Range of Remaining Terms                       (4 to 60 months)            (3 to 60 months)
Weighted Average Original Term                          60 months                   54 months           55 months
  Range of Original Terms                       (12 to 60 months)           (12 to 60 months)

(1) Aggregate Principal Balance includes some portion of accrued interest. As a result, the Weighted Average APR of the Receivables may not be equivalent to the Contracts' aggregate yield on the Aggregate Principal Balance.

DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR AS OF THE INITIAL CUTOFF DATE

                                              AGGREGATE         % OF AGGREGATE
                                              PRINCIPAL            PRINCIPAL        NUMBER OF   % OF TOTAL NUMBER
               APR RANGE                     BALANCE(1)           BALANCE(2)       RECEIVABLES  OF RECEIVABLES(2)
---------------------------------------  -------------------  -------------------  -----------  -----------------
14.000% to 14.999%                        $    3,953,574.63             2.11%             256            1.55%
15.000 to 15.999                               7,976,241.08             4.25              528            3.20
16.000 to 16.999                               7,215,954.00             3.85              499            3.03
17.000 to 17.999                              20,148,079.64            10.75            1,513            9.18
18.000 to 18.999                              33,887,172.64            18.07            2,784           16.88
19.000 to 19.999                              18,225,351.99             9.72            1,468            8.90
20.000 to 20.999                              27,560,354.62            14.70            2,410           14.62
21.000 to 21.999                              31,254,909.36            16.67            3,038           18.42
22.000 to 22.999                              13,620,475.66             7.26            1,393            8.45
23.000 to 23.999                              11,914,325.04             6.35            1,196            7.25
24.000 to 24.999                               5,971,046.95             3.18              617            3.74
25.000 to 25.999                               3,723,223.36             1.99              491            2.98
26.000 to 26.999                               1,565,601.74             0.83              224            1.36
27.000 to 27.999                                 238,166.50             0.13               33            0.20
28.000 to 28.999                                 124,867.85             0.07               19            0.12
29.000 to 29.999                                 107,574.90             0.06               16            0.10
31.000 to 31.999                                   3,030.66             0.00                1            0.01
32.000 to 32.999                                  10,046.77             0.01                3            0.02
                                         -------------------          ------       -----------         ------
TOTAL                                     $  187,499,997.39           100.00%          16,489          100.00%

(1) Aggregate Principal Balances include some portion of accrued interest.

(2) Percentages may not add to 100% because of rounding.

    Distribution of the Initial Receivables by Geographic Location of Obligor as of the Initial Cutoff Date

                                              AGGREGATE         % OF AGGREGATE
                                              PRINCIPAL            PRINCIPAL        NUMBER OF   % OF TOTAL NUMBER
                 STATE                       BALANCE(1)           BALANCE(2)       RECEIVABLES  OF RECEIVABLES(2)
---------------------------------------  -------------------  -------------------  -----------  -----------------
California                                $   25,189,180.17            13.43%           2,092           12.69%
Texas                                         21,652,538.39            11.55            2,017           12.23
Ohio                                          11,390,278.99             6.07            1,025            6.22
Virginia                                      10,725,234.82             5.72              877            5.32
Florida                                       10,487,875.81             5.59              886            5.37
North Carolina                                10,463,208.08             5.58              810            4.91
Illinois                                      10,316,627.58             5.50              944            5.73
Arizona                                        8,798,341.46             4.69              751            4.55
Washington                                     8,085,314.65             4.31              710            4.31
Georgia                                        6,504,895.61             3.47              558            3.38
Michigan                                       5,412,206.63             2.89              469            2.84
Pennsylvania                                   5,396,192.72             2.88              474            2.87
New Jersey                                     5,362,990.37             2.86              469            2.84
Maryland                                       5,140,051.86             2.74              419            2.54
Missouri                                       4,822,506.32             2.57              474            2.87
Tennessee                                      4,293,922.95             2.29              373            2.26
Nevada                                         4,182,376.62             2.23              400            2.43
Massachusetts                                  2,805,271.12             1.50              251            1.52
South Carolina                                 2,762,265.89             1.47              238            1.44
Kentucky                                       2,761,979.96             1.47              242            1.47
Colorado                                       2,338,149.15             1.25              270            1.64
Oklahoma                                       2,234,739.97             1.19              227            1.38
Utah                                           2,082,825.35             1.11              200            1.21
Oregon                                         1,865,059.26             0.99              171            1.04
Indiana                                        1,714,264.52             0.91              163            0.99
Other(3)                                      10,711,699.14             5.71              979            5.94
                                         -------------------          ------       -----------         ------
TOTAL..................................   $  187,499,997.39           100.00%          16,489          100.00%

(1) Aggregate Principal Balances include some portion of accrued interest.

(2) Percentages may not add to 100% because of rounding.

(3) States with Aggregate Principal Balances less than $1,500,000.

    All Receivables provide for the payment by the Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each due date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. The amount of interest charges on the Receivables are determined either by the simple-interest method ("Simple Interest Receivables") or by adding-on to the amount financed, as of the date of the Receivable, a precomputed interest charge ("Precomputed Receivables").

    In a Simple Interest Receivable, the amount of an Obligor's fixed level installment payment that is allocated to interest is equal to the product of the fixed rate of interest on the loan (typically the APR) multiplied by the period of time (expressed as a fraction of a year) elapsed since the preceding payment under the loan. The remaining amount of the Obligor's payment is allocated to reduce the principal amount financed.

    The Issuer will account for all Receivables, including Simple Interest Receivables and Precomputed Receivables, as if such Receivables provided for amortization of the loans pursuant to the simple interest method. Amounts received upon prepayment in full of a Precomputed Receivable in excess of the sum of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the simple interest method) will not be deposited to the Collection Account but will be paid (net of any amounts required to be rebated to the Obligor) to the Servicer as Supplemental Servicing Fees.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    ALL THE RECEIVABLES ARE PREPAYABLE AT ANY TIME. If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighed average life (i.e., the weighted average life assuming that payments will be made as scheduled, and that no prepayments will be made). (For this purpose, the term "prepayments" also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.) Weighted average life means the average amount of time during which each dollar of principal on a Receivable is outstanding.

    The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of the Servicer. The Servicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the Receivables. Any reinvestment risks resulting form a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders.

    The rate of payment of principal of each Class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables. As a result, final payment of any Class of Notes could occur significantly earlier than the Final Scheduled Distribution Date for such Class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

    Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the following assumptions: (i) the Trust includes two pools of Receivables with the characteristics set forth in the following table; (ii) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases; (iii) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days; (iv) the initial principal amount of each Class of Notes are as set forth on the cover page hereof; (v) interest accrues during each Interest Period at the following assumed coupon rates: Class A-1 Notes, 5.79%; Class A-2 Notes, 6.36%; and Class A-3 Notes, 6.67%; (vi) payments on the Notes are made on the 12th day of each month whether or not a Business Day; (vii) the Notes are purchased on the Closing Date; (viii) the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table such that each Receivable will amortize in amounts sufficient to repay the Principal Balance of such Receivable by its indicated remaining term to maturity; (ix) the first due date for each Receivable is the last day of the month of the assumed cutoff date for such Receivable as set forth in the following table; (x) the entire Pre-Funded Amount is used to purchase Subsequent Receivables; (xi) the Servicer does exercise its option to purchase the Receivables; (xii) Accelerated Principal Amounts are paid on each Distribution Date until the later of the first Distribution Date on which the Pro Forma Note Balance reaches the Required Pro Forma Note Balance and the Class A-1 Notes are paid in full; and (xiii) the difference between the gross APR and the net APR is equal to the Base Servicing Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Trust Collateral Agent, the Owner Trustee and the Insurer.

                                                                                REMAINING
                                                            ORIGINAL TERM         TERM
               AGGREGATE        GROSS    ASSUMED CUTOFF      TO MATURITY       TO MATURITY
POOL           PRINCIPAL         APR          DATE           (IN MONTHS)       (IN MONTHS)
---------  -----------------  ---------  ---------------  -----------------  ---------------
1          $  187,499,997.39      19.92%       5/1/97                55                54
2          $   62,500,002.61      19.92%       6/1/97                55                54
Total      $  250,000,000.00
           -----------------
           -----------------

    The ABS Table indicates, based on the assumptions set forth above, the percentages of the initial principal amount of each Class of Notes that would be outstanding after each of the Distribution Dates shown at various percentages of ABS and the corresponding weighted average lives of such Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each Class of Notes.

    Percent of Initial Note Principal Balance at Various ABS Percentages(1)

                                                                                                                 CLASS A-2
                                                                                  CLASS A-1 NOTES                  NOTES
                                                                     ------------------------------------------  ---------
DISTRIBUTION DATE                                                      0.0%       1.0%       1.7%       2.5%       0.0%
-------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Initial                                                                    100        100        100        100        100
6/12/97                                                                     94         91         89         87        100
7/12/97                                                                     86         79         74         68        100
8/12/97                                                                     78         67         59         51        100
9/12/97                                                                     69         55         45         34        100
10/12/97                                                                    62         44         32         18        100
11/12/97                                                                    54         33         19          2        100
12/12/97                                                                    46         22          6          0        100
1/12/98                                                                     38         12          0          0        100
2/12/98                                                                     30          1          0          0        100
3/12/98                                                                     22          0          0          0        100
4/12/98                                                                     14          0          0          0        100
5/12/98                                                                      6          0          0          0        100
6/12/98                                                                      0          0          0          0        100
7/12/98                                                                      0          0          0          0        100
8/12/98                                                                      0          0          0          0        100
9/12/98                                                                      0          0          0          0         96
10/12/98                                                                     0          0          0          0         93
11/12/98                                                                     0          0          0          0         89
12/12/98                                                                     0          0          0          0         86
1/12/99                                                                      0          0          0          0         82
2/12/99                                                                      0          0          0          0         78
3/12/99                                                                      0          0          0          0         74
4/12/99                                                                      0          0          0          0         71
5/12/99                                                                      0          0          0          0         67
6/12/99                                                                      0          0          0          0         63
7/12/99                                                                      0          0          0          0         59
8/12/99                                                                      0          0          0          0         54
9/12/99                                                                      0          0          0          0         50
10/12/99                                                                     0          0          0          0         46
11/12/99                                                                     0          0          0          0         42
12/12/99                                                                     0          0          0          0         37
1/12/00                                                                      0          0          0          0         33
2/12/00                                                                      0          0          0          0         28
3/12/00                                                                      0          0          0          0         23
4/12/00                                                                      0          0          0          0         19
5/12/00                                                                      0          0          0          0         14
6/12/00                                                                      0          0          0          0          9
7/12/00                                                                      0          0          0          0          4
8/12/00                                                                      0          0          0          0          0
9/12/00                                                                      0          0          0          0          0
10/12/00                                                                     0          0          0          0          0
11/12/00                                                                     0          0          0          0          0
12/12/00                                                                     0          0          0          0          0
1/12/01                                                                      0          0          0          0          0
2/12/01                                                                      0          0          0          0          0
3/12/01                                                                      0          0          0          0          0


DISTRIBUTION DATE                                                      1.0%       1.7%       2.5%
-------------------------------------------------------------------  ---------  ---------  ---------
Initial                                                                    100        100        100
6/12/97                                                                    100        100        100
7/12/97                                                                    100        100        100
8/12/97                                                                    100        100        100
9/12/97                                                                    100        100        100
10/12/97                                                                   100        100        100
11/12/97                                                                   100        100        100
12/12/97                                                                   100        100         91
1/12/98                                                                    100         95         80
2/12/98                                                                    100         88         73
3/12/98                                                                     96         82         65
4/12/98                                                                     91         76         57
5/12/98                                                                     86         69         50
6/12/98                                                                     81         63         43
7/12/98                                                                     77         57         35
8/12/98                                                                     72         52         28
9/12/98                                                                     67         46         21
10/12/98                                                                    62         40         15
11/12/98                                                                    57         35          8
12/12/98                                                                    53         29          2
1/12/99                                                                     48         24          0
2/12/99                                                                     43         18          0
3/12/99                                                                     38         13          0
4/12/99                                                                     34          8          0
5/12/99                                                                     29          3          0
6/12/99                                                                     25          0          0
7/12/99                                                                     20          0          0
8/12/99                                                                     16          0          0
9/12/99                                                                     11          0          0
10/12/99                                                                     7          0          0
11/12/99                                                                     2          0          0
12/12/99                                                                     0          0          0
1/12/00                                                                      0          0          0
2/12/00                                                                      0          0          0
3/12/00                                                                      0          0          0
4/12/00                                                                      0          0          0
5/12/00                                                                      0          0          0
6/12/00                                                                      0          0          0
7/12/00                                                                      0          0          0
8/12/00                                                                      0          0          0
9/12/00                                                                      0          0          0
10/12/00                                                                     0          0          0
11/12/00                                                                     0          0          0
12/12/00                                                                     0          0          0
1/12/01                                                                      0          0          0
2/12/01                                                                      0          0          0
3/12/01                                                                      0          0          0
4/12/01                                                                      0          0          0          0          0
5/12/01                                                                      0          0          0          0          0
6/12/01                                                                      0          0          0          0          0
7/12/01                                                                      0          0          0          0          0
8/12/01                                                                      0          0          0          0          0
Weighted Average
Life in Years(2)                                                          0.56       0.40       0.33       0.28       2.32


DISTRIBUTION DATE                                                      1.0%       1.7%       2.5%
-------------------------------------------------------------------  ---------  ---------  ---------
4/12/01                                                                      0          0          0
5/12/01                                                                      0          0          0
6/12/01                                                                      0          0          0
7/12/01                                                                      0          0          0
8/12/01                                                                      0          0          0
Weighted Average
Life in Years(2)                                                          1.65       1.31       1.03

------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

    Percent of Initial Note Principal Balance at Various ABS Percentages(1)

                                                                                                    CLASS A-3 NOTES
                                                                                       ------------------------------------------
DISTRIBUTION DATE                                                                        0.0%       1.0%       1.7%       2.5%
-------------------------------------------------------------------------------------  ---------  ---------  ---------  ---------
Initial                                                                                      100        100        100        100
6/12/97                                                                                      100        100        100        100
7/12/97                                                                                      100        100        100        100
8/12/97                                                                                      100        100        100        100
9/12/97                                                                                      100        100        100        100
10/12/97                                                                                     100        100        100        100
11/12/97                                                                                     100        100        100        100
12/12/97                                                                                     100        100        100        100
1/12/98                                                                                      100        100        100        100
2/12/98                                                                                      100        100        100        100
3/12/98                                                                                      100        100        100        100
4/12/98                                                                                      100        100        100        100
5/12/98                                                                                      100        100        100        100
6/12/98                                                                                      100        100        100        100
7/12/98                                                                                      100        100        100        100
8/12/98                                                                                      100        100        100        100
9/12/98                                                                                      100        100        100        100
10/12/98                                                                                     100        100        100        100
11/12/98                                                                                     100        100        100        100
12/12/98                                                                                     100        100        100        100
1/12/99                                                                                      100        100        100         95
2/12/99                                                                                      100        100        100         88
3/12/99                                                                                      100        100        100         81
4/12/99                                                                                      100        100        100         75
5/12/99                                                                                      100        100        100         68
6/12/99                                                                                      100        100         97         62
7/12/99                                                                                      100        100         92         56
8/12/99                                                                                      100        100         87         51
9/12/99                                                                                      100        100         81         45
10/12/99                                                                                     100        100         76         40
11/12/99                                                                                     100        100         71         35
12/12/99                                                                                     100         98         66         30
1/12/00                                                                                      100         93         62          0
2/12/00                                                                                      100         88         57          0
3/12/00                                                                                      100         83         53          0
4/12/00                                                                                      100         79         48          0
5/12/00                                                                                      100         74         44          0
6/12/00                                                                                      100         69         40          0
7/12/00                                                                                      100         65         36          0
8/12/00                                                                                       99         60         33          0
9/12/00                                                                                       93         56         29          0
10/12/00                                                                                      87         51          0          0
11/12/00                                                                                      81         47          0          0
12/12/00                                                                                      75         43          0          0
1/12/01                                                                                       69         39          0          0
2/12/01                                                                                       63         34          0          0
3/12/01                                                                                       57         30          0          0

                                                                                                    CLASS A-3 NOTES
                                                                                       ------------------------------------------
DISTRIBUTION DATE                                                                        0.0%       1.0%       1.7%       2.5%
-------------------------------------------------------------------------------------  ---------  ---------  ---------  ---------
4/12/01                                                                                       50         26          0          0
5/12/01                                                                                       44          0          0          0
6/12/01                                                                                       37          0          0          0
7/12/01                                                                                       30          0          0          0
8/12/01                                                                                        0          0          0          0
Weighted Average
Life in Years(2)                                                                            3.88       3.42       2.87       2.25

------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

DELINQUENCY AND LOAN LOSS INFORMATION

    The following tables set forth information relating to AmeriCredit's delinquency and loan loss experience for each period indicated with respect to all Receivables it has purchased and serviced. This information includes the experience with respect to all Receivables in AmeriCredit's portfolio of Receivables serviced during each such period, including Receivables which do not meet the criteria for selection as a Receivable.

                             DELINQUENCY EXPERIENCE
      Financed Vehicles which have been repossessed but not yet liquidated and bankrupt accounts which have not yet been charged off are both included as delinquent accounts in the table below.

                                AT MARCH 31,                                                   AT JUNE 30,
                    ------------------------------------              -------------------------------------------------------------
                             1997                     1996                     1996                     1995               1994
                    -----------------------  -----------------------  -----------------------  -----------------------  -----------

                      NUMBER                   NUMBER                   NUMBER                   NUMBER                   NUMBER
                        OF                       OF                       OF                       OF                       OF
                     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS
                    -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------  -----------
Portfolio at end
  of period(1)          94,871   $  927,655      50,641   $  422,577      59,913   $  523,981      30,941   $  240,491       9,375
Period of
  Delinquency(2)
  31-60 days(3)          5,757   $   53,529       2,552   $   20,434       3,886   $   31,723       1,276   $    9,692         235
  61-90 days             1,569   $   14,521         937   $    7,231       1,215   $    9,959         452   $    3,391          87
  91 days or more        3,247   $   28,371       1,585   $   12,255       1,696   $   13,631         528   $    3,271         110
Total               -----------  ----------  -----------  ----------  -----------  ----------  -----------  ----------       -----
  Delinquencies(4)      10,573   $   96,421       5,074   $   39,920       6,797   $   55,313       2,256   $   16,354         432

Total
  Delinquencies as
  a Percent of the
  Portfolio               11.1%        10.4%       10.0%         9.4%       11.3%        10.6%        7.3%         6.8%        4.6%



                     AMOUNT
                    ---------
Portfolio at end
  of period(1)      $  67,636
Period of
  Delinquency(2)
  31-60 days(3)     $   1,600
  61-90 days        $     560
  91 days or more   $     709
Total               ---------
  Delinquencies(4)  $   2,869

Total
  Delinquencies as
  a Percent of the
  Portfolio               4.2%

------------------------

(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.

(2) AmeriCredit considers a loan delinquent when an Obligor fails to make a contractual payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown do not include loans which are less than 31 days delinquent.

(4) Financed Vehicles which have been repossessed but not yet liquidated are considered delinquent accounts in the table above.

                             CREDIT LOSS EXPERIENCE

                                                          NINE MONTHS ENDED
                                                              MARCH 31,            FISCAL YEAR ENDED JUNE 30,
                                                        ----------------------  ---------------------------------
                                                           1997        1996        1996        1995       1994
                                                        ----------  ----------  ----------  ----------  ---------
Period-End Principal Outstanding(1)...................  $  927,655  $  422,577  $  523,981  $  240,491  $  67,636
Average Month-End Amount Outstanding
  During the Period(1)................................  $  709,320  $  318,724  $  357,966  $  141,526  $  37,507
Net Charge-Offs(2)....................................  $   29,084  $   13,458  $   19,974  $    6,409  $   1,432
Net Charge-Offs as a Percentage of Period-End
  Principal Outstanding(3)............................         4.2%        4.3%        3.8%        2.7%       2.1%
Net Charge-Offs as a Percent of Average
  Month-End Amount Outstanding(3).....................         5.5%        5.6%        5.6%        4.5%       3.8%

------------------------

(1) All amounts and percentages are based on the Principal Balances of the Receivables. Principal Balances include some portion of accrued interest. All dollar amounts are in thousands of dollars.

(2) Net Charge-Offs equal Gross Charge-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed Financed Vehicles net of repossession expenses, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from Obligors on deficiency balances.

(3) Percentages were annualized for the nine months ended March 31, 1997 and 1996, and are not necessarily indicative of results for the year.

                                  THE INSURER

    The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the Seller or the Underwriters. No representations or warranty is made by the Seller or the Underwriters with respect thereto.

GENERAL

    Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities-- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured form third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors--Ratings on Notes" herein.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1997 (in thousands):

                                                                                                    MARCH 31, 1997
                                                                                                     (UNAUDITED)
                                                                                                    --------------
Deferred Premium Revenue
  (net of prepaid reinsurance premiums)...........................................................   $    361,589
Shareholder's Equity:
  Common Stock....................................................................................         15,000
  Additional Paid-In Capital......................................................................        654,127
  Unrealized Gain (Loss) on Investments (net of deferred income taxes)............................         (2,030)
  Accumulated Earnings............................................................................        157,842
                                                                                                    --------------
Total Shareholder's Equity........................................................................        824,939
                                                                                                    --------------
Total Deferred Premium Revenue and Shareholder's Equity...........................................   $  1,186,528
                                                                                                    --------------
                                                                                                    --------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

    The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made.

    The Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. Persons acquiring beneficial interests in the Notes will hold their interests through DTC in the United States or Cedel or Euroclear in Europe. See "Description of the
Notes--Book-Entry Registration" in the Prospectus and Annex I hereto.

PAYMENTS OF INTEREST

    Interest on the principal amount of each Class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such Class monthly on each Distribution Date, commencing June 12, 1997. Interest will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period. Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by law, interest on such amount at the applicable Interest Rate. Interest payments on the Notes will be made from the Note Distribution Amount (as defined herein) after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreements and the Trust Documents--Distributions" herein.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the Noteholders' Principal Distributable Amount and the Noteholders' Accelerated Principal Amount, if any, for the calendar month (the "Monthly Period") preceding such Distribution Date. The Noteholders' Principal Distributable Amount will equal the sum of (x) the Noteholders' Percentage of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Distribution Date. The "Principal Distributable Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method: (i) collections on Receivables (other than Liquidated and Purchased Receivables) allocable to principal, including full and partial principal prepayments, (ii) the Principal Balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Monthly Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date and (B) at the option of the Insurer, the outstanding Principal Balance of those Receivables that were required to be repurchased by the Seller and/or AmeriCredit during such Monthly Period but were not so repurchased and (iv) the aggregate amount of Cram Down Losses during such Monthly Period. Principal payments on the Notes will be made from the Distribution Amount after payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the

Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreements and the Trust
Documents--Distributions" herein.

    The Noteholders' Percentage will be 100% until the Class A-3 Notes have been paid in full and thereafter will be zero. Principal payments on the Notes will be applied on each Distribution Date sequentially, to the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, in that order, until the respective principal amount of each such Class of Notes has been paid in full so that no principal will be paid on a Class of Notes until the principal of all Classes of Notes having a lower numerical Class designation has been paid in full. In addition, the outstanding principal amount of the Notes of any Class, to the extent not previously paid, will be payable on the respective Final Scheduled Distribution Date for such Class. The actual date on which the aggregate outstanding principal amount of any Class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such Class, depending on a variety of factors.

MANDATORY REDEMPTION

    Each Class of Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of each Class of Notes to be redeemed will be an amount equal to such Class's pro rata share (based on the respective current principal amount of each Class of Notes) of the remaining Pre-Funded Amount on such date (such Class's "Note Prepayment Amount"); provided, that if the aggregate remaining amount in the Pre-Funding Account is $100,000 or less, such amount will be applied exclusively to reduce the outstanding principal balance of the Class of Notes then entitled to receive distributions of principal.

OPTIONAL REDEMPTION

    The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the Pool Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Trust Agreements--Termination." Such redemption will effect early retirement of the Notes of such Class. The redemption price will be equal to the unpaid principal amount of the Notes of such Class, plus accrued and unpaid interest thereon (the "Redemption Price").

EVENTS OF DEFAULT

    Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) a demand for payment being made under the Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;
(iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer being less than the sum of the amounts described in clauses 1-5 under "Description of the Purchase Agreements and the Trust Documents--Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

    Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. The Insurer may not, however, cause the Trust Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Notes. Following any Event of Default under the Indenture, the Insurer may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Policy" herein.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

    The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Trust Agreement (as such term is used in the Prospectus) set forth in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, AmeriCredit will enter into a Purchase Agreement with the Seller pursuant to which AmeriCredit will, on or prior to such Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, AmeriCredit will agree that, upon the occurrence of a breach of a representation or warranty under the Trust Documents with respect to any of the Receivables which causes the Seller to be obligated to repurchase a Receivable, the Owner Trustee will be entitled to require AmeriCredit to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee and the Insurer. In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any, and such rights may be enforced directly by the Indenture Trustee.

    On the Closing Date, or, with respect to Subsequent Receivables, the related Subsequent Transfer Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interest in the related Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the Trust Documents (the "Schedule of Receivables").

ACCOUNTS

    Each Obligor will be instructed to make payments with respect to the Receivables after the Cutoff Date directly to one or more post office boxes or other mailing locations (each, a "Lockbox") maintained by the Lockbox Bank, and a segregated account will be established and maintained with a bank or banks acceptable to the Insurer, in the name of the Indenture Trustee for the benefit of the Noteholders, into which all payments made from Obligors to a Lockbox on or with respect to the Receivables must be deposited within one business day of receipt (the "Lockbox Account"). The Issuer will also establish and maintain with the Indenture Trustee one or more accounts (the "Collection Account"), in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, into which all amounts previously deposited in the Lockbox Account in respect of the Receivables will be transferred within three business days of deposit in the Lockbox Account. The Collection Account will be maintained with the Indenture Trustee so long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee or its corporate parent no longer have such acceptable rating, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause such Accounts to be moved within 30 days to a bank whose deposits have such rating.

    The Servicer will also establish and maintain an account, in the name of the Trust Collateral Agent, for the benefit of the Indenture Trustee, on behalf of the Noteholders, and the Insurer in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

    On the Closing Date, a cash amount equal to approximately $62,500,002.61 (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Trust Collateral Agent. The "Funding Period" is the period from the Closing Date until the earliest of the date on which (i) the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) a Servicer Termination Event occurs under the Sale and Servicing Agreement, or (iii) July 18, 1997. The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount thereof used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to herein as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the end of the Funding Period. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described herein. The "Mandatory Redemption Date" is the earlier of (i) the Distribution Date in August 1997 or (ii) if the last day of the Funding Period occurs on or prior to the Determination Date (as defined herein) occurring in June or July 1997, the Distribution Date relating to such Determination Date.

    On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Trust Collateral Agent. The amount, if any deposited in the Capitalized Interest Account will be applied on the Distribution Dates occurring in June, July and August of 1997 to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each such Distribution Date at the weighted average Interest Rates on the portion of the Notes having a principal balance in excess of the Principal Balances of the Receivables (which portion will equal the Pre-Funded Amount). Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for such purposes are required to be paid directly to the Seller on such date. See "Description of the Purchase Agreements and the Trust Documents--Accounts."

    All such Accounts shall be Eligible Deposit Accounts (as defined in the Prospectus) acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing).

SERVICING COMPENSATION AND TRUSTEES' FEES

    The Servicer will be entitled to receive the Basic Servicing Fee on each Distribution Date, equal to the product of one-twelfth times 2.25% of the aggregate Principal Balance of the Receivables as of the opening of business on the first day of the related Monthly Period (the "Basic Servicing Fee"). So long as

AmeriCredit is the Servicer, a portion of the Servicing Fee will be payable to the Backup Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. The Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Issuer for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures.

    The Basic Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting tax information to Obligors, paying costs related to disposition of defaulted accounts, and policing the collateral. The Basic Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Issuer and the Insurer with respect to distributions and generating federal income tax information. The Basic Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables and for payment of the fees of the Backup Servicer.

    On each Distribution Date, the Indenture Trustee is entitled to receive a fee for its services as Indenture Trustee and Trust Collateral Agent during the prior Monthly Period in an amount agreed upon by the Indenture Trustee and the Servicer. On each Distribution Date, the Owner Trustee is entitled to receive a fee for its services as Owner Trustee during the prior Monthly Period in an amount agreed upon by the Owner Trustee and the Servicer. All such fees will be paid from the Collection Account.

CERTAIN ALLOCATIONS

    On each Determination Date, the Servicer will be required to deliver the Servicer's Certificate to the Indenture Trustee, the Owner Trustee and the Insurer specifying, among other things, the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Seller, the Servicer, all with respect to the preceding Monthly Period.

    On each Determination Date the Indenture Trustee will (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) deliver to the Trust Collateral Agent, the Insurer and the Servicer a Deficiency Notice specifying the Deficiency Claim Amount, if any, for such Distribution Date. Such Deficiency Notice will direct the Trust Collateral Agent to remit such Deficiency Claim Amount from amounts on deposit in certain collateral accounts maintained for the benefit of the Insurer for deposit in the Collection Account.

DISTRIBUTIONS

    On each Distribution Date, the Servicer is required to instruct the Indenture Trustee to make the following distributions in the following order of priority:

    1. From the Distribution Amount, to the Servicer, the Servicing Fee for the related Monthly Period, any Supplemental Servicing Fees for such month and certain other amounts relating to mistaken deposits, postings or checks returned for insufficient funds to the extent the Servicer has not reimbursed itself in respect of such amount or to the extent not retained by the Servicer.

    2. From the Distribution Amount, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the Trust Collateral Agent (in each case, to the extent such fees have not been previously paid by the Servicer).

    3. From the Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Note Distribution Account, the Noteholders' Interest Distributable Amount.

    4. From the Distribution Amount plus the related portion of any Policy Claim Amount, if any, to the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed as described under "Description of the Notes--Payments of Principal."

    5. From the Distribution Amount, to the Insurer, any amounts owing to the Insurer under the Insurance Agreement and not paid.

    6. From Available Funds (less certain investment earnings), to the Spread Account, an amount, if necessary, required to increase the amount therein to its then required level.

    7. From Available Funds (less certain investment earnings), and together with amounts, if any, available in accordance with the terms of the Spread Account Agreement, to the Note Distribution Account, the Noteholders' Accelerated Principal Amount.

    8. From Available Funds, to the Spread Account, or as otherwise specified in the Trust Documents, any remaining funds.

    Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date may be released to the Certificateholder without the consent of the Noteholders.

    If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

    In the event that the Servicer's Certificate indicates that the Distribution Amount will be insufficient on any Distribution Date to cover the distributions required pursuant to clauses 1 through 4 above on such Distribution Date, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any such notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the related Distribution Date.

    For the purposes hereof, the following terms shall have the following meanings:

    "ACCELERATED PAYMENT TERMINATION DATE" means, the later to occur of (i) first Distribution Date on which the Pro Forma Note Balance equals the Required Pro Forma Note Balance and (ii) the Distribution Date on which the principal balance of the Class A-1 Notes is reduced to zero.

    "ACCELERATED PRINCIPAL AMOUNT" for a Distribution Date will equal the lesser of

    (x) the sum of (i) excess, if any, of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses 1 through 6 under "Distributions" plus (ii) amounts, if any, available in accordance with the terms of the Spread Account Agreement; and

    (y) the greater of (a) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date and (b) the amount necessary (after taking into account all other distributions to be made on such date) to reduce the principal balance of the Class A-1 Notes to zero.

        Notwithstanding the foregoing, the requirement to pay Accelerated Principal Amounts will terminate on the Accelerated Payment Termination Date.

    The Insurer does not guarantee the payment of Accelerated Principal Amounts.

    "AMOUNT FINANCED" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

    "AVAILABLE FUNDS"  means, with respect to any Determination Date, the sum of
(i) the Collected Funds for such Determination Date, plus (ii) all Purchase Amounts deposited in the Collection Account during the related Monthly Period, plus income on investments held in the Collection Account, plus (iii) the Monthly Capitalized Interest Amount with respect to the related Distribution Date.

    "COLLECTED FUNDS" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables during the related Monthly Period, including all Net Liquidation Proceeds collected during the related Monthly Period (but excluding any Purchase Amounts).

    "CRAM DOWN LOSS" means, with respect to a Receivable if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the scheduled payments to be made on such Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

    "DEFICIENCY CLAIM AMOUNT" means, with respect to any Determination Date, the excess, if any, of the sum of the amounts payable on the related Distribution Date pursuant to clauses 1 through 5 under "Distributions" over the amount of Available Funds with respect to such Determination Date to the extent that such amounts are available in accordance with the terms of the Spread Account Agreement.

    "DEFICIENCY NOTICE" means a written notice delivered by the Indenture Trustee to the Insurer, the Servicer and any other person required under the Insurance Agreement, specifying the Deficiency Claim Amount for such Distribution Date.

    "DETERMINATION DATE" means, with respect to any Monthly Period, the earlier of (i) the fourth Business Day preceding the Distribution Date in the next calendar month, and (ii) the 5th day of the next calendar month, or if such 5th day is not a Business Day, the next succeeding Business Day.

    "DISTRIBUTION AMOUNT" means, with respect to any Distribution Date the sum of (i) the Available Funds for the immediately preceding Determination Date plus
(ii) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Distribution Date plus (ii) Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to such Distribution Date.

    "INSURER OPTIONAL DEPOSIT" means, with respect to any Distribution Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date; or (ii) to include such amount as part of the Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on a Policy.

    "LIQUIDATED RECEIVABLE" means, with respect to any Determination Date, a Receivable as to which, as of the last day of the related Monthly Period, (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 5% or more of a scheduled payment shall have become 120 or more days delinquent, except in the case of repossessed Financed Vehicles.

    "NET LIQUIDATION PROCEEDS"  means, with respect to Liquidated Receivables,
(i) proceeds from the disposition of the underlying Financed Vehicle securing the Liquidated Receivables, less the Servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from such proceeds, and any amounts required by law to be remitted to the Obligor, (ii) any insurance proceeds, or (iii) other monies received from the Obligor or otherwise.

    "NOTEHOLDERS' ACCELERATED PRINCIPAL AMOUNT" means, with respect to any Distribution Date, the Noteholders' Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

    "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

    "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a Class of Notes, the excess of the Noteholders' Interest Distributable Amount for such Class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such Class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such Class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each Class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each Class of Notes for such Distribution Date.

    "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date and any Class of Notes, interest accrued during the applicable Interest Period at the Interest Rate borne by such Class of Notes on the outstanding principal amount of such Class immediately prior to such Distribution Date, calculated on the basis of a 360-day year and (a) the actual number of days elapsed, in the case of the Class A-l Notes and (b) twelve 30-day months, in the case of the Class A-2 Notes and the Class A-3 Notes.

    "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Noteholders' Percentage of the Principal Distributable Amount.

    "NOTEHOLDERS' PERCENTAGE" means (i) for each Distribution Date to the Distribution Date on which the Class A-3 Notes are paid in full, 100%, (ii) on the Distribution Date on which the Class A-3 Notes are paid in full, the percentage equivalent of a fraction, the numerator of which is the outstanding principal amount of the Class A-3 Notes immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date, and (iii) for any Distribution Date thereafter, zero.

    "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

    "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

    "POLICY CLAIM AMOUNT"  for any Distribution Date, shall equal the lesser of
(i) the sum of the Noteholders' Interest Distributable Amount and Noteholders' Principal Distributable Amount for such Distribution Date and (ii) the excess, if any, of the amount required to be distributed pursuant to clauses 1 through 4 under "Distributions" over the Distribution Amount with respect to such Distribution Date.

    "PRINCIPAL BALANCE" means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable, and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable as of such date.

    "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of the following amounts with respect to the related Monthly Period, computed in accordance with the simple interest method: (i) collections received on Receivables (other than Liquidated and Purchased Receivables) allocable to principal, including full and partial principal prepayments, (ii) the Principal Balance of all Receivables (other than Purchased Receivables) that became Liquidated Receivables during the related Monthly Period, (iii) (A) the portion of the Purchase Amount allocable to principal of all Receivables that became Purchased Receivables as of the immediately preceding Record Date and (B) at the option of the Insurer, the outstanding Principal Balance of those Receivables that were required to be repurchased by the Seller and/or AmeriCredit during such Monthly Period but were not so repurchased and (iv) the aggregate amount of Cram Down Losses during such Monthly Period over (y) the Step-Down Amount, if any, for such Distribution Date.

    "PRO FORMA NOTE BALANCE" means, with respect to any Distribution Date, the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses 1 through 4 under "Distributions."

    "PURCHASE AMOUNT" means, with respect to a Receivable, the Principal Balance as of the date of purchase.

    "REQUIRED PRO FORMA NOTE BALANCE" means, with respect to any Distribution Date, a dollar amount equal to product of (x) 90% and (y) the sum of the Pool Balance and the Pre-Funded Amount as of the end of the prior Monthly Period.

    "STEP-DOWN AMOUNT" means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of "Principal Distributable Amount" is distributed as principal on the Notes).

STATEMENTS TO NOTEHOLDERS

    On or prior to each Distribution Date, the Indenture Trustee will be required to forward a statement to the Noteholders on such Distribution Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to the Notes:

        (ii) the amount of the distribution allocable to principal with respect to the Notes;

       (iii) the amount of the distribution payable pursuant to a claim on the Policy, as the case may be;

        (iv) the aggregate outstanding principal amount for each Class of Notes, after giving effect to all payments reported under (ii) above on such date;

        (v) the Noteholders' Interest Carryover Shortfall and the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period;

       (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Capitalized Interest Account; and

      (viii) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal of the Notes.

    Each amount set forth pursuant to subclauses (i) through (vi) with respect to Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

    Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Securities" in the Prospectus.

    Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder to prepare its tax returns.

CREDIT SUPPORT

    The Accelerated Principal Amount and the Spread Account result in credit support. This credit support is required to be increased to, and thereafter maintained at, a level established by the Insurer. This level changes over time, and may take two forms: the "Spread Account", which is a funded cash reserve account and "overcollateralization". The Insurer may permit the required level of credit support to reduce, or "step down", over time.

    OVERCOLLATERALIZATION. Overcollateralization is created as a result of the application of excess interest to the payment of principal on the Notes. Such "excess interest" is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Notes, used to pay certain fees, or, under certain circumstances, deposited to the Spread Account. This application of excess interest results in the outstanding principal balance of the Notes amortizing more quickly than the Pool Balance.

    If the Insurer permits the required level of overcollateralization to step down, principal collections which would otherwise be paid through to the Noteholders as part of the Principal Distributable Amount will be instead released to the Seller.

    SPREAD ACCOUNT. The Spread Account may be funded with an initial cash deposit on the Closing Date; on each Distribution Date thereafter, the Trust Collateral Agent will be required to deposit additional amounts into the Spread Account from payments on the Receivables as described under "-- Distributions" above. Amounts, if any, on deposit in the Spread Account will be available to the extent provided in the Spread Account Agreement to fund any Deficiency Claim Amount otherwise required to be made on a Distribution Date. Amounts on deposit in the Spread Account on any Distribution Date (after giving effect to all distributions made on such Distribution Date) in excess of the Specified Spread Account Requirement for such Distribution Date will be released to the Seller without the consent of the Noteholders.

    In addition, the Seller, the Insurer and the Trust Collateral Agent may amend the Spread Account Agreement (and any provisions in the Insurance Agreement relating to the Spread Account) in any respect (including, without limitation, reducing or eliminating the Specified Spread Account Requirement and/or reducing or eliminating the funding requirements of the Spread Account or permitting such funds to be used for the benefit of persons other than Noteholders) without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Trust Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Trust Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Spread Account or the depletion thereof, the Insurer will be obligated on each Distribution Date to fund the full amount of each Scheduled Payment and each Guaranteed Distribution otherwise required to be made on such Distribution Date. If the Insurer breaches its obligations, any losses on the Receivables will be borne by the Noteholders.

SERVICER TERMINATION EVENT

    "Servicer Termination Event" under the Sale and Servicing Agreement will consist of the occurrence and continuance of any of the following: (i) any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to the Noteholders any required payment, which failure continues unremedied for two Business Days, or any failure to deliver the Servicer's Certificate (as defined in the Sale and Servicing Agreement) by the fourth Business Day prior to the Distribution Date, and which shall comply with the requirements therefor; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement under the Sale and Servicing Agreement or the Purchase Agreement (if AmeriCredit is the Servicer) which failure continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Insurer, the Trust Collateral Agent or the Issuer, or (2) if a Insurer Default has occurred and is continuing, to the Servicer by any holder of a Note; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as AmeriCredit is Servicer, of any of its affiliates, and certain actions by the Servicer, or, so long as AmeriCredit is Servicer, of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) any representation, warranty or statement of the Servicer shall prove to be incorrect in any material respect and which has a material adverse effect on the interests of the Insurer, and the circumstances or conditions in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or cured as provided thereunder; (v) so long as a Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice; (vi) so long as a Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or an event of default under any other Insurance and Indemnity Agreement relating to any series of securities shall have occurred; or (vii) a claim is made under the Policy.

    "Insurer Default" shall mean the occurrence and continuance of any of the following events:

        (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

        (b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

        (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

RIGHTS UPON SERVICER TERMINATION EVENT

    As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or
(y) if a Insurer Default shall have occurred and be continuing, then the Trust Collateral Agent or a Note Majority, may terminate all the rights and obligations of the Servicer under such Agreement, whereupon (i) if AmeriCredit is terminated under the Agreement, the Backup Servicer, or such other successor servicer as shall have been appointed by the Insurer (so long as no Insurer Default shall have occurred and be continuing) will succeed to all the responsibilities, duties, and liabilities of the Servicer under such Agreement or (ii) if a Servicer other than AmeriCredit is terminated under the Agreement, a successor servicer will be appointed by the Insurer (or, if a Insurer Default shall have occurred and be continuing, by the Trust Collateral Agent). Any such successor Servicer will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

WAIVER OF PAST DEFAULTS

    Notwithstanding anything to the contrary set forth under "Description of the Trust Agreements-- Waiver of Past Defaults" in the Prospectus, the Insurer may, on behalf of all holders of Notes, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No such waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

    Notwithstanding anything to the contrary set forth under "Description of the Trust Agreements-- Amendment" in the Prospectus, the Sale and Servicing Agreement may be amended by the Seller, the Servicer and the Owner Trustee with the consent of the Indenture Trustee, (which consent may not be unreasonably withheld) and with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing), but without the consent of the Noteholders, to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein; provided that such action shall not adversely affect in any material respect the interests of any Noteholder; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer. The Seller, the Servicer and the Owner Trustee may also amend the Sale and Servicing Agreement with the consent of the Insurer, the consent of the Indenture Trustee, the consent of Noteholders holding a majority of the principal amount of the Notes outstanding to add, change or eliminate any other provisions with respect to matters or questions arising under such Agreement or affecting the rights of the Noteholders; provided that such action will not (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders required to consent to any such amendment, without, in either case, the consent of the holders of all Notes outstanding; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer. The Seller and Servicer must deliver to the Owner Trustee, the Indenture Trustee and the Insurer upon the execution and delivery of the Sale and Servicing Agreement and any amendment thereto an opinion of counsel, satisfactory to the Indenture Trustee, that all financing statements and continuation statements have been filed that are necessary to fully protect and preserve the Trustee's interest in the Receivables.

                                   THE POLICY

    Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Trust Collateral Agent as agent for the Indenture Trustee for the benefit of each Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Trust Collateral Agent for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Trust Collateral Agent fails to make a claim under the Policy, Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Trust Collateral Agent to do so.

    "Scheduled Payments" means payments which are scheduled to be made on the Notes during the term of the Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes that has not been consented to by the Insurer, which payments are
(i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount with respect to a Distribution Date; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Trust, (b) an election by the Trust to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the Insurer, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Policy, or (z) any Note Prepayment Amounts unless, in each case, the Insurer elects, in its sole discretion, to pay such amount in whole or in part.

    Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Trust Collateral Agent of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt (as defined below) by the Insurer from the Trust Collateral Agent of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Trust Collateral Agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Collateral Agent or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in.the Order, in which case such payment shall be disbursed to the Trust Collateral Agent for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided in the Indenture.

OTHER PROVISIONS OF THE POLICY

    The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Collateral Agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Trust Collateral Agent, and the Trust Collateral Agent may submit an amended notice.

    Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or Chicago, Illinois or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

    The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Trust Collateral Agent as provided in the Policy whether or not such funds are properly applied by the Trust Collateral Agent.

    The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

    Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

    It is a condition to issuance that the Class A-l Notes be rated A-l+ by S&P and P-l by Moody's, and that the Class A-2 Notes and the Class A-3 Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Notes will be (i) with respect to the Class A-1 Notes, without regard to the Policy in the case of S&P and substantially based on the Policy in the case of Moody's and (ii) with respect to all other Classes of Notes, based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Notes. In the event that the rating initially assigned to any of the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" herein.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material anticipated federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

TAX CHARACTERIZATION OF THE TRUST

    Assuming that the terms of the Trust Agreement and related documents will be complied with,Dewey Ballantine is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, and therefore the matter is subject to interpretation, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller agrees, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Notes. In general, whether instruments such as the Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, counsel is expected to conclude that, for federal income tax purposes, the Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Receivables, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity.

    Except as described below, interest paid or accrued on a Note will be treated as ordinary income to the Noteholders and principal payments on a Note will be treated as a return of capital to the extent of the Noteholder's basis in the Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the Internal Revenue Service (the "IRS") in respect of the interest paid and original issue discount, if any, accrued on the Notes to the extent required by law.

    Although, as described above, it is the opinion of counsel that, for federal income tax purposes, the Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes would likely be treated as equity interests in the Trust.

    ORIGINAL ISSUE DISCOUNT. It is anticipated that the Notes will not have any original issue discount ("OID") other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), generally will not apply to the Notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life.

    Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

    The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

    Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

    MARKET PREMIUM. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for a partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). Proposed regulations implementing the provisions of the Tax Reform Act of 1986 provide for the use of the constant yield method to determine the amortization of premiums. Such proposed regulations will apply to bonds acquired on or after 60 days after the final regulations are published. A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

    SALE OR REDEMPTION OF NOTES. If a Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

    TAXATION OF CERTAIN FOREIGN INVESTORS. Interest payments (including OID) on the Notes made to a Noteholder who is a nonresident alien individual, foreign corporation or other non-United States person (a "foreign person") generally will be "portfolio interest" which is not subject to United States tax if such payments are not effectively connected with the conduct of a trade or business in the United States by such foreign person and if the Trust (or other person who would otherwise be required to withhold tax from such payments) is provided with an appropriate statement that the beneficial owner of the Note identified on the statement is a foreign person.

    BACKUP WITHHOLDING. Distributions of interest and principal as well as distributions of proceeds from the sale of the Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                            STATE TAX CONSIDERATIONS

    Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." Each investor using the assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                LEGAL INVESTMENT

    The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                    RATINGS

    It is a condition to issuance that the Class A-1 Notes be rated A-1+ by S&P, and P-1 by Moody's, and that the Class A-2 Notes and the Class A-3 Notes be rated AAA by S&P and Aaa by Moody's. The ratings by the Rating Agencies of the Notes will be (i) with respect to the Class A-1 Notes, without regard to the Policy in the case of S&P and substantially based on the Policy in the case of Moody's and (ii) with respect to all other Classes of Notes, based primarily on the Policy. There is no assurance that the ratings initially assigned to the Notes will not subsequently be lowered or withdrawn by the Rating Agencies.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of the Notes set forth opposite its name below:

                                CLASS A-1 NOTES

                                                                                                  PRINCIPAL AMOUNT
                                                                                                  ----------------
Bear, Stearns & Co. Inc.........................................................................   $   34,000,000
Credit Suisse First Boston Corporation..........................................................       34,000,000
                                                                                                  ----------------
    Total.......................................................................................   $   68,000,000

                                CLASS A-2 NOTES

                                                                                                  PRINCIPAL AMOUNT
                                                                                                  ----------------
Bear, Stearns & Co. Inc.........................................................................   $   48,125,000
Credit Suisse First Boston Corporation..........................................................       48,125,000
                                                                                                  ----------------
    Total.......................................................................................   $   96,250,000

                                CLASS A-3 NOTES

                                                                                                  PRINCIPAL AMOUNT
                                                                                                  ----------------
Bear, Stearns & Co. Inc.........................................................................   $   42,875,000
Credit Suisse First Boston Corporation..........................................................       42,875,000
                                                                                                  ----------------
    Total.......................................................................................   $   85,750,000

    The Seller has been advised by the Underwriters that they propose initially to offer the Notes to the public at the prices set forth herein, and to certain dealers at such prices less the initial concession not in excess of 0.16% per Class A-1 Note, 0.18% per Class A-2 Note and 0.24% per Class A-3 Note. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.125% per Class A-1 Note, 0.125% per Class A-2 Note and 0.15% per Class A-3 Note to certain other dealers. After the initial public offering of the Notes, the public offering prices and such concessions may be changed.

    Each Underwriter has represented and agreed that (a) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller of the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                    EXPERTS

    The consolidated balance sheets of the Insurer and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

    In addition to the legal opinions described in the Prospectus, certain federal income tax and other matters will be passed upon for the Seller and the Trust by Dewey Ballantine. Certain legal matters relating to the Notes will be passed upon for the Underwriters by Dewey Ballantine. Certain legal matters will be passed upon for the Insurer by Brian H. Mellstrom, Assistant General Counsel, the Insurer. The Insurer is represented by Rogers & Wells.

                             INDEX OF DEFINED TERMS

                                                                                                          PAGE
                                                                                                       -----------
ABS..................................................................................................           22
ABS Table............................................................................................           22
Accelerated Payment Termination Date.................................................................           35
Accelerated Principal Amount.........................................................................           35
Aggregate risks......................................................................................           29
AmeriCredit..........................................................................................            4
Amount Financed......................................................................................           35
APR..................................................................................................            6
Available Funds......................................................................................           35
Basic Servicing Fee..................................................................................           33
Benefit Plan.........................................................................................       10, 46
Business Day.........................................................................................            6
Capitalized Interest Account.........................................................................        9, 33
Cedel................................................................................................         1, 4
Certificate..........................................................................................            5
Class A-1 Notes......................................................................................         1, 4
Class A-2 Notes......................................................................................         1, 4
Class A-3 Notes......................................................................................         1, 4
Code.................................................................................................           44
Collected Funds......................................................................................           36
Collection Account...................................................................................           32
Commission...........................................................................................            3
Contracts............................................................................................           16
Cram Down Loss.......................................................................................           36
Dealer Agreements....................................................................................           15
Deficiency Claim Amount..............................................................................           36
Deficiency Notice....................................................................................           36
Determination Date...................................................................................           36
Distribution Amount..................................................................................           36
Distribution Date....................................................................................         2, 6
DTC..................................................................................................            1
Euroclear............................................................................................         1, 4
Events of Default....................................................................................           31
Exchange Act.........................................................................................            3
Final Schedule Distribution Date.....................................................................            2
Financed Vehicles....................................................................................         2, 5
Financial Security...................................................................................           28
Funding Period.......................................................................................        9, 33
Holdings.............................................................................................        3, 28
Indenture............................................................................................            1
Indenture Trustee....................................................................................         1, 4
Initial Cutoff Date..................................................................................        1, 19
Initial Financed Vehicles............................................................................         1, 5
Initial Pre-Funded Amount............................................................................        9, 33
Initial Receivables..................................................................................         1, 5
Insurance Agreement..................................................................................            8
Insurance Agreement Indenture Cross Defaults.........................................................           31

                                                                                                          PAGE
                                                                                                       -----------
Insurer..............................................................................................         3, 4
Insurer Default......................................................................................           40
Insurer Optional Deposit.............................................................................           36
Interest Period......................................................................................        7, 30
Interest Rate........................................................................................            7
IRS..................................................................................................           44
Issuer...............................................................................................            4
Liquidated Receivable................................................................................           36
Lockbox..............................................................................................           32
Lockbox Account......................................................................................           32
Mandatory Redemption Date............................................................................        9, 33
Monthly Capitalized Interest Amount..................................................................        9, 33
Monthly Period.......................................................................................        7, 30
Moody's..............................................................................................           10
Net Liquidation Proceeds.............................................................................           36
Note Distribution Account............................................................................           33
Note Prepayment Amount...............................................................................        8, 31
Noteholder Monthly Interest Distributable Amount.....................................................           37
Noteholders..........................................................................................            6
Noteholders' Accelerated Principal Amount............................................................           36
Noteholders' Distributable Amount....................................................................           37
Noteholders' Interest Carryover Shortfall............................................................           37
Noteholders' Interest Distributable Amount...........................................................           37
Noteholders' Monthly Principal Distributable Amount..................................................           37
Noteholders' Percentage..............................................................................           37
Noteholders' Principal Carryover Shortfall...........................................................           37
Noteholders' Principal Distributable Amount..........................................................           37
Notes................................................................................................            1
OID..................................................................................................           44
Order................................................................................................           42
Original Pool Balance................................................................................            8
Owner Trustee........................................................................................         1, 4
Payment Date.........................................................................................            6
Plan Assets Regulation...............................................................................           46
Policy...............................................................................................         1, 9
Policy Claim Amount..................................................................................           37
Pool Balance.........................................................................................           15
Pre-Funded Amount....................................................................................        9, 33
Pre-Funding Account..................................................................................  2, 8, 9, 33
Precomputed Receivables..............................................................................           22
Principal Balance....................................................................................           37
Principal Distributable Amount.......................................................................    7, 30, 38
Pro Forma Note Balance...............................................................................           38
Prospectus...........................................................................................            2
PTCE.................................................................................................           46
Purchase Agreement...................................................................................            5
Purchase Agreements..................................................................................           32
Purchase Amount......................................................................................           38
Rating Agencies......................................................................................           10
Receivables..........................................................................................            2

                                                                                                          PAGE
                                                                                                       -----------
Record Date..........................................................................................            6
Redemption Price.....................................................................................           31
Required Pro Forma Note Balance......................................................................           38
S&P..................................................................................................           10
Schedule of Receivables..............................................................................           32
Scheduled Payments...................................................................................           41
Seller...............................................................................................         1, 4
Servicer.............................................................................................            4
Servicer Termination Event...........................................................................           40
Simple Interest Receivables..........................................................................           22
Single risks.........................................................................................           29
Step-Down Amount.....................................................................................           38
Subsequent Cutoff Date...............................................................................            6
Subsequent Financed Vehicles.........................................................................         2, 5
Subsequent Purchase Agreement........................................................................            5
Subsequent Receivables...............................................................................         2, 5
Subsequent Transfer Date.............................................................................            6
Trust................................................................................................         1, 4
Trust Agreement......................................................................................            4
Trust Collateral Agent...............................................................................         1, 4
Trust Documents......................................................................................           32
Trust Property.......................................................................................            5
Underwriters.........................................................................................           47
Underwriting Agreement...............................................................................           47

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered AmeriCredit Automobile Receivables Trust 1997-B Securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
--------------------------------------------------------------------------------
            AUTO RECEIVABLES BACKED SECURITIES ISSUABLE IN SERIES

                      AMERICREDIT FINANCIAL SERVICES, INC.

    This Prospectus describes certain Auto Receivables Backed Notes (the "Notes") and Auto Receivables Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued either by the Company, a Transferor (as hereinafter defined), or by a trust to be formed by the Company for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Company, a Transferor or a Trust, as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

    Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets (the "Trust Property") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Trust Property (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. The Trust Property may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). The Trust Property may also include a security interest in the underlying new and used automobiles and light duty trucks and property relating thereto, together with the proceeds thereof (the "Vehicles" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Property or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements--Credit and Cash Flow Enhancement." The Receivables in the Trust Property for a series will have been originated by the Company on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust Fund will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

    Each series of Securities may include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO
NOT REPRESENT OBLIGATIONS OF THE COMPANY, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, ANY TRANSFEROR, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS" PAGE 13.
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
         Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus
Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

    RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
-------------------------------------------------------------------------------
          The date of this Prospectus is February 28, 1997.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Property; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Property may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

    So long as the Securities are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Pooling and Servicing Agreement. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. The Company has determined that the financial statements of no entity other than the Security Insurer are material to the offering made hereby. The Trust will be formed to own the Receivables, hold and administer the Pre-Funding Account, to issue the Securities and to acquire the Subsequent Receivables, if available. The Trust will have no assets or obligations prior to issuance of the Securities and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in the related Prospectus Supplement. The audited financial statements of the Certificate Insurer are set forth in Appendix A to the related Prospectus Supplement, and the unaudited interim financial statements of the Certificate Insurer are set forth in Appendix B to the related Prospectus Supplement. The Company intends to discontinue filing periodic reports at the beginning of the company's next fiscal year, to the extent permitted by Section 15(d) of the Exchange Act.

                                SUMMARY OF TERMS

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuer.......................................  With respect to each series of Securities, either the Company, a special-purpose finance
                                               subsidiary of the Company which may be
                                               organized and established by the Company with
                                               respect to the Trust Property (each such
                                               special-purpose finance subsidiary, a
                                               "Transferor") or a trust (each, a "Trust") to
                                               be formed by the Company. For purposes of
                                               this Prospectus, the term "Company" includes
                                               the term "Transferor". The Company, a
                                               Transferor or a Trust issuing Securities
                                               pursuant to this Prospectus and the related
                                               Prospectus Supplement shall be referred to
                                               herein as the "Issuer" with respect to the
                                               related Securities. See "The Issuers."

Company......................................  AmeriCredit Financial Services, Inc. ("AFS"
                                               or, the "Company"), a Delaware corporation.
                                               The Receivables will be either (i) originated
                                               by various dealers, which may or may not be
                                               affiliated with one or more manufacturers of
                                               vehicles ("Dealers", and together with such
                                               manufacturers, "Vendors") or (ii) acquired by
                                               the Company from other originators or owners
                                               of Receivables. The Company's principal
                                               executive offices are located at 200 Bailey
                                               Avenue, Fort Worth, Texas 76107, and its
                                               telephone number is (817) 332-7000. See "The
                                               Company and the Servicer."

Servicer.....................................  AmeriCredit Financial Services, Inc. ("AFS"
                                               or, in its capacity as the servicer, the
                                               "Servicer"). See "AmeriCredit's Automobile
                                               Financing Program-- Servicing and
                                               Collections."

Trustee......................................  The Trustee for each series of Securities will be specified in the related Prospectus
                                               Supplement. In addition, a Trust may
                                               separately enter into an Indenture and may
                                               issue Notes pursuant to such Indenture; in
                                               any such case the Trust and the Indenture
                                               will be administered by separate, independent
                                               trustees as required by the rules and
                                               regulations under the Trust Indenture Act of
                                               1939 and the Investment Company Act of 1940.

The Securities...............................  Each Class of Securities of any series will either evidence beneficial ownership in a
                                               segregated pool of assets (the "Trust
                                               Property") (such Securities, "Certificates")
                                               or will represent indebtedness of the Issuer
                                               secured by the Trust Property (such
                                               Securities, "Notes"), as described herein and
                                               in the related Prospectus Supplement. The
                                               Trust Property may consist of any combination
                                               of retail installment sales contracts between
                                               manufacturers, dealers or certain other
                                               originators and retail purchasers secured by
                                               new and used automobiles and light duty
                                               trucks financed thereby, or participation
                                               interests therein, together with all monies
                                               received relating thereto (the "Contracts").
                                               The Trust Property also may include a
                                               security interest in the underlying new and
                                               used automobiles and light duty trucks and
                                               property relating thereto, together with the
                                               proceeds thereof (the "Vehicles" and together
                                               with the Contracts, the "Receivables").

                                               The Trust Property will include Receivables
                                               with respect to which the related Contract or
                                               the related Vehicles is subject to federal or
                                               state registration or titling requirements.
                                               No Trust Property will include Receivables
                                               with respect to which the underlying
                                               Contracts or Vehicles relate to office
                                               equipment, aircraft, ships or boats, firearms
                                               or other weapons, railroad rolling stock or
                                               facilities such as factories, warehouses or
                                               plants subject to state laws governing the
                                               manner in which title or security interest in
                                               real property is determined or perfected.

                                     4


                                               If and to the extent specified in the related
                                               Prospectus Supplement, credit enhancement
                                               with respect to the Trust Property or any
                                               class of Securities may include any one or
                                               more of the following: a financial guaranty
                                               insurance policy (a "Policy") issued by an
                                               insurer specified in the related Prospectus
                                               Supplement, a reserve account, letters of
                                               credit, credit or liquidity facilities, third
                                               party payments or other support, cash
                                               deposits or other arrangements. In addition
                                               to or in lieu of the foregoing, credit
                                               enhancement may be provided by means of
                                               subordination, cross-support among the
                                               Receivables or over-collateralization. The
                                               Company will originate Receivables or acquire
                                               Receivables from one or more originators on
                                               or prior to the date of issuance of the
                                               related Securities, as described herein and
                                               in the related Prospectus Supplement.

                                               With respect to Securities issued by a Trust,
                                               each Trust will be established pursuant to an
                                               agreement (each, a "Pooling Agreement") by
                                               and between the Company and the Trustee named
                                               therein. Each Pooling Agreement will describe
                                               the related pool of Receivables held by the
                                               Trust.

                                               With respect to Securities that represent
                                               debt issued by the Issuer, the Issuer will
                                               enter into an indenture (each, an
                                               "Indenture") by and between the Issuer and
                                               the trustee named on such Indenture (the
                                               "Indenture Trustee"). Each Indenture will
                                               describe the related pool of Receivables
                                               comprising the Trust Property and securing
                                               the debt issued by the related Issuer.

                                               The Receivables comprising the Trust Property
                                               will be serviced by the Servicer pursuant to
                                               a servicing agreement (each, a "Servicing
                                               Agreement") by and between the Servicer and
                                               the related Issuer.

                                               In the case of the Trust Property of any
                                               class of Securities, the contractual
                                               arrangements relating to the establishment of
                                               a Trust, if any, the servicing of the related
                                               Receivables and the issuance of the related
                                               Securities may be contained in a single
                                               agreement, or in several agreements which
                                               combine certain aspects of the Pooling
                                               Agreement, the Servicing Agreement and the
                                               Indenture described above (for example, a
                                               pooling and servicing agreement, or a
                                               servicing and collateral management
                                               agreement). For purposes of this Prospectus,
                                               the term "Trust Agreement" as used with
                                               respect to Trust Property means,
                                               collectively, and except as otherwise
                                               described in the related Prospectus
                                               Supplement, any and all agreements relating
                                               to the establishment of a Trust, if any, the
                                               servicing of the related Receivables and the
                                               issuance of the related Securities. The term
                                               "Trustee" means any and all persons acting as
                                               a trustee pursuant to a Trust Agreement.

                                            Securities Will Be Non-Recourse.

                                               The Securities will not be obligations,
                                               either recourse or non-recourse (except for
                                               certain non-recourse debt described under
                                               "Certain Tax Considerations"), of the
                                               Company, the related Servicer or any person
                                               other than the related Issuer. The Notes of a
                                               given series represent obligations of the
                                               Issuer, and the Certificates of a given
                                               series represent beneficial interests in the
                                               related Issuer only and do not represent
                                               interests in or obligations of the Company,
                                               the related Servicer or any of their
                                               respective affiliates other than the related
                                               Issuer. In the case of Securities that
                                               represent beneficial ownership interest in
                                               the related Issuer, such Securities will
                                               represent the beneficial ownership interests
                                               in such Issuer and the sole source of payment
                                               will be the assets of such Issuer. In the
                                               case of Securities that represent debt issued
                                               by the related Issuer, such Securities will
                                               be secured by assets in the related Trust
                                               Property. Notwithstanding the foregoing, and
                                               as to be described in the related Prospectus
                                               Supplement, certain types of credit
                                               enhancement, such as a letter of credit,
                                               financial guaranty insurance policy or
                                               reserve fund may

                                     5


                                               constitute a full recourse obligation
                                               obligation of the issuer of such credit
                                               enhancement.

                                           General Nature of the Securities as Investments.

                                               All of the Securities offered pursuant to
                                               this Prospectus and the related Prospectus
                                               Supplement will be rated in one of the four
                                               highest rating categories by one or more
                                               Rating Agencies (as defined herein).

                                               Additionally, except to the extent provided
                                               in the related Prospectus Supplement, all of
                                               the Securities offered pursuant to this
                                               Prospectus and the related Prospectus
                                               Supplement will be of the fixed-income type
                                               ("Fixed Income Securities"). Fixed Income
                                               Securities will generally be styled as debt
                                               instruments, having a principal balance and a
                                               specified interest rate ("Interest Rate").
                                               Fixed Income Securities may either represent
                                               beneficial ownership interests in the related
                                               Receivables held by the related Trust or debt
                                               secured by certain assets of the related
                                               Issuer.

                                               Each series or Class of Fixed Income
                                               Securities offered pursuant to this
                                               Prospectus may have a different Interest
                                               Rate, which may be a fixed or adjustable
                                               Interest Rate. The related Prospectus
                                               Supplement will specify the Interest Rate for
                                               each series or Class of Fixed Income
                                               Securities described therein, or the initial
                                               Interest Rate and the method for determining
                                               subsequent changes to the Interest Rate.

                                               A series may include one or more Classes of
                                               Fixed Income Securities ("Strip Securities")
                                               entitled (i) to principal distributions, with
                                               disproportionate, nominal or no interest
                                               distributions, or (ii) to interest
                                               distributions, with disproportionate, nominal
                                               or no principal distributions. In addition, a
                                               series of Securities may include two or more
                                               Classes of Fixed Income Securities that
                                               differ as to timing, sequential order,
                                               priority of payment, Interest Rate or amount
                                               of distribution of principal or interest or
                                               both, or as to which distributions of
                                               principal or interest or both on any Class
                                               may be made upon the occurrence of specified
                                               events, in accordance with a schedule or
                                               formula, or on the basis of collections from
                                               designated portions of the related pool of
                                               Receivables. Any such series may include one
                                               or more Classes of Fixed Income Securities
                                               ("Accrual Securities"), as to which certain
                                               accrued interest will not be distributed but
                                               rather will be added to the principal balance
                                               (or nominal balance, in the case of Accrual
                                               Securities which are also Strip Securities)
                                               thereof on each Payment Date, as hereinafter
                                               defined, or in the manner described in the
                                               related Prospectus Supplement.

                                               If so provided in the related Prospectus
                                               Supplement, a series may include one or more
                                               other Classes of Fixed Income Securities
                                               (collectively, the "Senior Securities") that
                                               are senior to one or more other Classes of
                                               Fixed Income Securities (collectively, the
                                               "Subordinate Securities") in respect of
                                               certain distributions of principal and
                                               interest and allocations of losses on
                                               Receivables.

                                               In addition, certain Classes of Senior (or
                                               Subordinate) Securities may be senior to
                                               other Classes of Senior (or Subordinate)
                                               Securities in respect of such distributions
                                               or losses.

                                           General Payment Terms of Securities.

                                               As provided in the related Trust Agreement
                                               and as described in the related Prospectus
                                               Supplement, the holders of the Securities
                                               ("Securityholders") will be entitled to
                                               receive payments on their Securities on
                                               specified dates (each, a "Payment Date").
                                               Payment Dates with respect to Fixed Income
                                               Securities will occur monthly, quarterly or
                                               semi-annually, as described in the related
                                               Prospectus Supplement.

                                     6


                                               The related Prospectus Supplement will
                                               describe a date (the "Record Date") preceding
                                               such Payment Date, as of which the Trustee or
                                               its paying agent will fix the identity of the
                                               Securityholders for the purpose of receiving
                                               payments on the next succeeding Payment Date.
                                               As described in the related Prospectus
                                               Supplement, the Payment Date will be a
                                               specified day of each month, commonly the
                                               tenth, twelfth, fifteenth or twenty-fifth day
                                               of each month (or, in the case of
                                               quarterly-pay Securities, the tenth, twelfth,
                                               fifteenth or twenty-fifth day of every third
                                               month; and in the case of semi-annual pay
                                               Securities, the tenth, twelfth, fifteenth or
                                               twenty-fifth day of every sixth month) and
                                               the Record Date will be the close of business
                                               as of the last day of the calendar month that
                                               precedes the calendar month in which such
                                               Payment Date occurs.

                                               Each Trust Agreement will describe a period
                                               (each, a "Remittance Period") preceding each
                                               Payment Date (for example, in the case of
                                               monthly-pay Securities, the calendar month
                                               preceding the month in which a Payment Date
                                               occurs). As more fully described in the
                                               related Prospectus Supplement, collections
                                               received on or with respect to the related
                                               Receivables constituting Trust Property
                                               during a Remittance Period will be required
                                               to be remitted by the Servicer to the related
                                               Trustee prior to the related Payment Date and
                                               will be used to fund payments to
                                               Securityholders on such Payment Date. As may
                                               be described in the related Prospectus
                                               Supplement, the related Trust Agreement may
                                               provide that all or a portion of the payments
                                               collected on or with respect to the related
                                               Receivables may be applied by the related
                                               Trustee to the acquisition of additional
                                               Receivables during a specified period (rather
                                               than be used to fund payments of principal to
                                               Securityholders during such period), with the
                                               result that the related Securities will
                                               possess an interest-only period, also
                                               commonly referred to as a revolving period,
                                               which will be followed by an amortization
                                               period. Any such interest only or revolving
                                               period may, upon the occurrence of certain
                                               events to be described in the related
                                               Prospectus Supplement, terminate prior to the
                                               end of the specified period and result in the
                                               earlier than expected amortization of the
                                               related Securities.

                                               In addition, and as may be described in the
                                               related Prospectus Supplement, the related
                                               Trust Agreement may provide that all or a
                                               portion of such collected payments may be
                                               retained by the Trustee (and held in certain
                                               temporary investments, including Receivables)
                                               for a specified period prior to being used to
                                               fund payments of principal to
                                               Securityholders.

                                               Such retention and temporary investment by
                                               the Trustee of such collected payments may be
                                               required by the related Trust Agreement for
                                               the purpose of (a) slowing the amortization
                                               rate of the related Securities relative to
                                               the installment payment schedule of the
                                               related Receivables, or (b) attempting to
                                               match the amortization rate of the related
                                               Securities to an amortization schedule
                                               established at the time such Securities are
                                               issued. Any such feature applicable to any
                                               Securities may terminate upon the occurrence
                                               of events to be described in the related
                                               Prospectus Supplement, resulting in
                                               distributions to the specified
                                               Securityholders and an acceleration of the
                                               amortization of such Securities.

                                               As more fully specified in the related
                                               Prospectus Supplement, neither the Securities
                                               nor the underlying Receivables will be
                                               guaranteed or insured by any governmental
                                               agency or instrumentality or the Company, the
                                               related Servicer, any Trustee, or any of
                                               their affiliates.

No Investment Companies..................      Neither the Company nor any Trust will
                                               register as an "investment company" under the
                                               Investment Company Act of 1940, as amended
                                               (the "Investment Company Act").

The Residual Interest....................      With respect to each Trust, the "Residual
                                               Interest" at any time represents the rights
                                               to the related Trust Property in excess of
                                               the

                                      7


                                               Securityholders' interest of all series
                                               then outstanding that were issued by such
                                               Trust. The Residual Interest in any Trust
                                               Property will fluctuate as the aggregate Pool
                                               Balance (as hereinafter defined) of such
                                               Trust Fund changes from time to time. A
                                               portion of the Residual Interest in any Trust
                                               may be sold separately in one or more public
                                               or private transactions.

Master Trusts; Issuance of
Additional Series............................  As may be described in the related Prospectus
                                               Supplement, the Company may cause one or more of the
                                               Trusts (such a Trust, a "Master Trust") to issue
                                               additional series of Securities from time to time.
                                               Under each Trust Agreement relating to a Master Trust
                                               (each, a "Master Trust Agreement"), the
                                               Company may determine the terms of any such
                                               new series. See "Description of the
                                               Securities--Master Trusts."

                                               The Company may cause the related Trustee to
                                               offer any such new series to the public or
                                               other investors, in transactions either
                                               registered under the Securities Act or exempt
                                               from registration thereunder, directly or
                                               through one or more underwriters or placement
                                               agents, in fixed-price offerings or in
                                               negotiated transactions or otherwise.

                                               A new series to be issued by a Master Trust
                                               which has a series outstanding may, only be
                                               issued upon satisfaction of the conditions
                                               described herein under "Description of the
                                               Securities--Master Trusts". Securities
                                               secured by Receivables held by a Master Trust
                                               shall be entitled to moneys received relating
                                               to such Receivables on a PARI PASSU basis
                                               with other Securities issued pursuant to the
                                               other Trust Agreements by such Master Trust.

Cross-Collateralization......................  As described in the related Trust Agreement and the related Prospectus Supplement, the
                                               source of payment for Securities of each
                                               series will be the assets of the related
                                               Trust Property only.

                                               However, as may be described in the related
                                               Prospectus Supplement, a series or class of
                                               Securities may include the right to receive
                                               moneys from a common pool of credit
                                               enhancement which may be available for more
                                               than one series of Securities, such as a
                                               master reserve account, master insurance
                                               policy or a master collateral pool consisting
                                               of similar Receivables. Notwithstanding the
                                               foregoing, and as described in the related
                                               Prospectus Supplement, no payment received on
                                               any Receivable held by any Trust may be
                                               applied to the payment of Securities issued
                                               by any other Trust (except to the limited
                                               extent that certain collections in excess of
                                               the amounts needed to pay the related
                                               Securities may be deposited in a common
                                               master reserve account or an
                                               overcollateralization account that provides
                                               credit enhancement for more than one series
                                               of Securities issued pursuant to the related
                                               Trust Agreement).

Trust Property...............................  As specified in the related Prospectus
                                               Supplement, the Trust Property will consist
                                               of the related Contracts, and may include a
                                               security interest in the related Vehicles. If
                                               and to the extent specified in the related
                                               Prospectus Supplement, credit enhancement
                                               with respect to Trust Property or any class
                                               of Securities may include any one or more of
                                               the following: a Policy issued by an insurer
                                               specified in the related Prospectus
                                               Supplement, a reserve account, letters of
                                               credit, credit or liquidity facilities,
                                               repurchase obligations, third party payments
                                               or other support, cash deposits or other
                                               arrangements. In addition to or in lieu of
                                               the foregoing, credit enhancement may be
                                               provided by means of subordination,
                                               cross-support among the Receivables or over-
                                               collateralization. See "Description of the
                                               Trust Agreement--Credit and Cash Flow
                                               Enhancement." The Contracts are obligations
                                               for the purchase of the Vehicles, or evidence
                                               borrowings used to acquire the Vehicles. As
                                               specified in the related Prospectus
                                               Supplement, the Contracts may consist of any
                                               combination of Rule of 78s Contracts, Fixed
                                               Value Contracts or Simple Interest Contracts.
                                               Generally, "Rule of 78s Contracts" provide
                                               for fixed level monthly payments which will

                                     8


                                               amortize the full amount of the Contract over
                                               its term. The Rule of 78s Contracts provide
                                               for allocation of payments according to the
                                               "sum of periodic balances" or "sum of monthly
                                               payments" method (the "Rule of 78s"). Each
                                               Rule of 78s Contract provides for the payment
                                               by the Obligor of a specified total amount of
                                               payments, payable in monthly installments on
                                               the related due date, which total represents
                                               the principal amount financed and finance
                                               charges in an amount calculated on the basis
                                               of a stated annual percentage rate ("APR")
                                               for the term of such Contract. The rate at
                                               which such amount of finance charges is
                                               earned and, correspondingly, the amount of
                                               each fixed monthly payment allocated to
                                               reduction of the outstanding principal
                                               balance of the related Contract are
                                               calculated in accordance with the Rule of
                                               78s. Under the Rule of 78s, the portion of
                                               each payment allocable to interest is higher
                                               during the early months of the term of a
                                               Contract and lower during later months than
                                               that under a constant yield method for
                                               allocating payments between interest and
                                               principal. Notwithstanding the foregoing, as
                                               specified in the related Prospectus Supplement,
                                               all payments received by the related Servicer on
                                               or in respect of the Rule of 78s Contracts may be
                                               allocated on an actuarial or simple interest basis.

                                               Generally, the "Fixed Value Contracts"
                                               provide for monthly payments with a final
                                               fixed value payment which is greater than the
                                               scheduled monthly payments. A Fixed Value
                                               Contract provides for amortization of the
                                               loan over a series of fixed level payment
                                               monthly installments, but also requires a
                                               final fixed value payment due after payment
                                               of such monthly installments which may be
                                               satisfied by (i) payment in full in cash of
                                               such amount, (ii) transfer of the vehicle to
                                               the Company provided certain conditions are
                                               satisfied or (iii) refinancing the fixed
                                               value payment in accordance with certain
                                               conditions. With respect to Fixed Value
                                               Contracts, as specified in the related
                                               Prospectus Supplement, only the principal and
                                               interest payments due prior to the final
                                               fixed value payment and not the final fixed
                                               value payment may be included initially in
                                               the related Trust Property.

                                               "Simple Interest Contracts" provide for the
                                               amortization of the amount financed under the
                                               receivable over a series of fixed level
                                               monthly payments. However, unlike the monthly
                                               payment under Rule of 78s Contracts, each
                                               monthly payment consists of an installment of
                                               interest which is calculated on the basis of
                                               the outstanding principal balance of the
                                               receivable multiplied by the stated APR and
                                               further multiplied by the period elapsed (as
                                               a fraction of a calendar year) since the
                                               preceding payment of interest was made. As
                                               payments are received under a Simple Interest
                                               Contract, the amount received is applied
                                               first to interest accrued to the date of
                                               payment and the balance is applied to reduce
                                               the unpaid principal balance. Accordingly, if
                                               an Obligor pays a fixed monthly installment
                                               before its scheduled due date, the portion of
                                               the payment allocable to interest for the
                                               period since the preceding payment was made
                                               will be less than it would have been had the
                                               payment been made as scheduled, and the
                                               portion of the payment applied to reduce the
                                               unpaid principal balance will be
                                               correspondingly greater. Conversely, if an
                                               Obligor pays a fixed monthly installment
                                               after its scheduled due date, the portion of
                                               the payment allocable to interest for the
                                               period since the preceding payment was made
                                               will be greater than it would have been had
                                               the payment been made as scheduled, and the
                                               portion of the payment applied to reduce the
                                               unpaid principal balance will be
                                               correspondingly less. In either case, the
                                               Obligor pays a fixed monthly installment
                                               until the final scheduled payment date, at
                                               which time the amount of the final
                                               installment is increased or decreased as
                                               necessary to repay the then outstanding
                                               principal balance.

                                               If an Obligor elects to prepay a Rule of 78s
                                               Contract in full, it is entitled to a rebate
                                               of the portion of the outstanding balance
                                               then due and payable attributable to unearned
                                               finance charges. If a Simple Interest
                                               Contract is prepaid, rather than receive a
                                               rebate, the Obligor is required to pay
                                               interest only to the date of prepayment. The

                                     9


                                               amount of a rebate under a Rule of 78s
                                               Contract calculated in accordance with the
                                               Rule of 78s will always be less than had such
                                               rebate been calculated on an actuarial basis
                                               and generally will be less than the remaining
                                               scheduled payments of interest that would be
                                               due under a Simple Interest Contract for
                                               which all payments were made on schedule.
                                               Distributions to Securityholders may not be
                                               affected by Rule of 78s rebates under the
                                               Rule of 78s Contracts because pursuant to the
                                               related Prospectus Supplement such
                                               distributions may be determined using the
                                               actuarial or simple interest method.

                                               The related Prospectus Supplement will
                                               further describe the type and characteristics
                                               of the Contracts included in the Trust
                                               Property relating to the Securities offered
                                               pursuant to this Prospectus and the related
                                               Prospectus Supplement.

                                               The Receivables comprising the Trust Property
                                               will be originated by the Company; such
                                               Receivables will have theretofore been either
                                               (i) originated by Vendors and acquired by the
                                               Company or (ii) acquired by the Company from
                                               other originators or owners of Receivables.

                                               The Company will either transfer Receivables
                                               to a Trust pursuant to a Pooling Agreement or
                                               pledge the Company's right, title and
                                               interest in and to such Receivables to a
                                               Trustee on behalf of Securityholders pursuant
                                               to an Indenture. The obligations of the
                                               Company, the Servicer, the related Trustee
                                               and the related Indenture Trustee, if any,
                                               under the related Trust Agreement include
                                               those specified below and in the related
                                               Prospectus Supplement.

                                               In addition, if so specified in the related
                                               Prospectus Supplement, the Trust Property
                                               will include monies on deposit in a
                                               Pre-Funding Account (the "Pre-Funding
                                               Account") to be established with the Trustee,
                                               which will be used to acquire Additional
                                               Receivables (as hereinafter defined) from
                                               time to time during the "Pre-Funding Period"
                                               specified in the related Prospectus
                                               Supplement. The Pre-Funding Account, if any,
                                               will be reduced during the related
                                               Pre-Funding Period by the amount thereof used
                                               to purchase Additional Receivables. Any
                                               amount remaining in the Pre-Funding Account
                                               at the end of the related Pre-Funding Period
                                               will be distributed to the related
                                               Securityholders, pro rata, on the Payment
                                               Date immediately following the end of the
                                               Pre-Funding Period.

                                               If and to the extent provided in the related
                                               Prospectus Supplement, the Company will be
                                               obligated (subject only to the availability
                                               thereof) to either transfer to a Trust or
                                               pledge to a Trustee on behalf of
                                               Securityholders, additional Receivables (the
                                               "Additional Receivables") from time to time
                                               during any Pre-Funding Period specified in
                                               the related Prospectus Supplement.

Registration of Securities...................  Securities may be represented by global securities registered in the name of Cede &
                                               Co. ("Cede"), as nominee of The Depository
                                               Trust Company ("DTC"), or another nominee. In
                                               such case, Securityholders will not be
                                               entitled to receive definitive securities
                                               representing such Securityholders' interests,
                                               except in certain circumstances described in
                                               the related Prospectus Supplement. See
                                               "Description of the Securities-- Book Entry
                                               Registration" herein.

Credit and Cash Flow
Enhancement..................................  If and to the extent specified in the related
                                               Prospectus Supplement, credit enhancement
                                               with respect to Trust Property or any class
                                               of Securities may include any one or more of
                                               the following: a Policy issued by an insurer
                                               specified in the related Prospectus
                                               Supplement (a "Security Insurer"), a reserve
                                               account, letters of credit, credit or
                                               liquidity facilities, third party payments or
                                               other support, cash deposits or other
                                               arrangements. Any form of credit enhancement
                                               will have certain limitations and exclusions
                                               from coverage thereunder, which will be
                                               described in the related Prospectus
                                               Supplement. See "Description of the Trust
                                               Agreement--Credit and Cash Flow Enhancement."

                                     10


Repurchase Obligations and
the Receivables Acquisition
Agreement...................................   As more fully described in the related Prospectus
                                               Supplement, the Company will be obligated to
                                               acquire from the related Trust Property any
                                               Receivable which was transferred pursuant to
                                               a Pooling Agreement or pledged pursuant to an
                                               Indenture if the interest of the
                                               Securityholders therein is materially
                                               adversely affected by a breach of any
                                               representation or warranty made by the
                                               Company with respect to such Receivable,
                                               which breach has not been cured. In addition,
                                               if so specified in the related Prospectus
                                               Supplement, the Company may from time to time
                                               reacquire certain Receivables of the Trust
                                               Property, subject to specified conditions set
                                               forth in the related Trust Agreement.

Servicer's Compensation......................  The Servicer shall be entitled to receive a fee for servicing the Trust Property equal to
                                               a specified percentage of the value of such
                                               Trust Property, as set forth in the related
                                               Prospectus Supplement. See "Description of
                                               the Trust Agreements-- Servicing
                                               Compensation" herein and in the related
                                               Prospectus Supplement.

Certain Legal Aspects
of the Contracts.............................  With respect to the transfer of the Contracts to the related Trust pursuant to a Pooling
                                               Agreement or the pledge of the related
                                               Issuer's right, title and interest in and to
                                               such Contracts on behalf of Securityholders
                                               pursuant to an Indenture, the Company will
                                               warrant, in each case, that such transfer is
                                               either a valid transfer and assignment of the
                                               Contracts to the Trust or the grant of a
                                               security interest in the Contracts. Each
                                               Prospectus Supplement will specify what
                                               actions will be taken by which parties as
                                               will be required to perfect either the
                                               Issuer's or the Securityholders' security
                                               interest in the Contracts. The Company may
                                               also warrant that, if the transfer or pledge
                                               by it to the Trust or to the Securityholders
                                               is deemed to be a grant to the Trust or to
                                               the Securityholders of a security interest in
                                               the Contracts, then the related Issuer or the
                                               Securityholders will have a first priority
                                               perfected security interest therein, except
                                               for certain liens which have priority over
                                               previously perfected security interests by
                                               operation of law, and, with certain
                                               exceptions, in the proceeds thereof. Similar
                                               security interest and priority
                                               representations and warranties, as described
                                               in the related Prospectus Supplement, may
                                               also be made by the Company with respect to
                                               the Vehicles.

                                               Perfection of security interests in
                                               automobiles and light duty trucks is
                                               generally governed by the vehicle
                                               registration or titling laws of the state in
                                               which each vehicle is registered or titled.
                                               In most states, a security interest in a
                                               vehicle is perfected by notation of the
                                               secured party's lien on the vehicle's
                                               certificate of title. Each Prospectus
                                               Supplement will specify whether the Company,
                                               the Servicer or the Trustee, in light of the
                                               administrative burden and expense, will amend
                                               any certificate of title to identify the
                                               Company or the Trustee as the new secured
                                               party on the certificates of title relating
                                               to the Vehicles. See "Certain Legal Aspects
                                               of the Receivables."

                                               Each Prospectus Supplement will specify if
                                               the Company has filed or will be required to
                                               file UCC (as herein defined) financing
                                               statements identifying the Vehicles as
                                               collateral pledged in favor of the related
                                               Trust or Trustee on behalf of the
                                               Securityholders. In the absence of such
                                               filings any security interest in the Vehicles
                                               will not be perfected in favor of the related
                                               Trust or Trustee. See "Certain Legal Aspects
                                               of the Receivables."

Optional Termination.........................  The Servicer, the Company, or, if specified in the related Prospectus Supplement, certain
                                               other entities may, at their respective
                                               options, effect early retirement of a series
                                               of Securities under the circumstances and in
                                               the manner set forth herein under
                                               "Description of The Trust Agreement--
                                               Termination" and in the related Prospectus
                                               Supplement.

                                      11


Mandatory Termination........................  The Trustee, the Servicer or certain other entities specified in the related Prospectus
                                               Supplement may be required to effect early
                                               retirement of all or any portion of a series
                                               of Securities by soliciting competitive bids
                                               for the purchase of the Trust Property or
                                               otherwise, under other circumstances and in
                                               the manner specified in "Description of The
                                               Trust Agreement-- Termination" and in the
                                               related Prospectus Supplement.

Tax Considerations...........................  Securities of each series offered hereby will, for federal income tax purposes,
                                               constitute either (i) interests in a Trust
                                               treated as a grantor trust under applicable
                                               provisions of the Code ("Grantor Trust
                                               Securities"), (ii) debt issued by a Trust or
                                               by the Company ("Debt Securities") or (iii)
                                               interests in a Trust which is treated as a
                                               partnership ("Partnership Interests").

                                               The Prospectus Supplement for each series of
                                               Securities will summarize, subject to the
                                               limitations stated therein, federal income
                                               tax considerations relevant to the purchase,
                                               ownership and disposition of such Securities.

                                               Investors are advised to consult their tax
                                               advisors and to review "Certain Federal and
                                               State Income Tax Consequences" in the related
                                               Prospectus Supplement.

ERISA Considerations.........................  The Prospectus Supplement for each series of
                                               Securities will summarize, subject to the
                                               limitations discussed therein, considerations
                                               under the Employee Retirement Income Security
                                               Act of 1974, as amended ("ERISA"), relevant
                                               to the purchase of such Securities by
                                               employee benefit plans and individual
                                               retirement accounts. See "ERISA
                                               Considerations" in the related Prospectus
                                               Supplement.

Ratings......................................  Each Class of Securities offered pursuant to this Prospectus and the related Prospectus
                                               Supplement will be rated in one of the four
                                               highest rating categories by one or more
                                               "national statistical rating organizations",
                                               as defined in the Securities Exchange Act of
                                               1934, as amended (the "Exchange Act"), and
                                               commonly referred to as "Rating Agencies".
                                               Such ratings will address, in the opinion of
                                               such Rating Agencies, the likelihood that the
                                               Issuer will be able to make timely payment of
                                               all amounts due on the related Securities in
                                               accordance with the terms thereof. Such
                                               ratings will neither address any prepayment
                                               or yield considerations applicable to any
                                               Securities nor constitute a recommendation to
                                               buy, sell or hold any Securities.

                                               The ratings expected to be received with
                                               respect to any Securities will be set forth
                                               in the related Prospectus Supplement.

                                  RISK FACTORS

    Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

    OWNERSHIP OF CONTRACTS. In connection with the issuance of any series of Securities, the Company will originate Contracts. The Company will warrant in a Trust Agreement (i) if the Company retains title to the Contracts, that the Trustee for the benefit of Securityholders has a valid security interest in such Contracts, or (ii) if the Company transfers such Contracts to a Trust, that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Contracts. As to be described in the related Prospectus Supplement, the related Trust Agreement will provide either that the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper or that the Company or the Servicer will retain possession of such Contracts; provided that in case the Company retains possession of the related Contracts, the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. If any Contracts remain in the possession of the Company, the related Prospectus Supplement may describe specific trigger events that will require delivery to the Trustee. If the Company, the Servicer, the Trustee or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Receivables Acquisition Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Company, the Servicer or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Company will be obligated to repurchase any Contract originated by the Company and currently in the related Trust Property if there is a breach of the Company's representations and warranties that materially and adversely affects the interests of the Trust in such Contract and such breach has not been cured.

    SECURITY INTERESTS. The transfer of the Receivables by the Company to the Trustee pursuant to the related Pooling Agreement, Indenture or Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of a VSI Insurance Policy (as hereinafter defined) or of any other insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

    Except to the extent specified in the related Prospectus Supplement, each Contract will include a perfected security interest in the related Vehicle in favor of the Trustee or the Company (and, if perfected in the name of the Company, assigned pursuant to the related Pooling Agreement, Indenture or Trust Agreement to the Trustee for the benefit of the Securityholders). However, to the extent provided in the related Prospectus Supplement, due to the administrative burden and expense, the certificates of title of the Vehicles securing certain Contracts which reflect the security interest of the Company in such Vehicles may not be endorsed to reflect the Trustee's interest therein or delivered to the Trustee. In the absence of such endorsement and delivery, the Trustee may not have a perfected security interest in such Vehicles. As a result, a third party buyer of a Vehicle for value from an Obligor may extinguish the interest of the Trust in the Vehicle, a subsequent perfected lienholder may obtain a security interest senior in right to that of the Trust, and a trustee in bankruptcy of the Company may be able to assert successfully that the Trust did not have a security interest in the Vehicle. In addition, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the name of the Trustee in the Vehicles.

    RESTRICTIONS ON RECOVERIES. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Contracts, all Contracts will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against the Company or any other person or entity whatsoever. The Company will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

    In the event that the Company or the Trustee must rely on repossession and disposition of Vehicles to recover scheduled payments due on Defaulted Contracts (as defined in the related Pooling Agreement), the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether amendments to certificates of title relating to the Vehicles had been filed, whether financing statements to perfect the security interest in the Vehicles had been filed, depreciation, obsolescence, damage or loss of any Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

    INSOLVENCY AND BANKRUPTCY MATTERS. The Company will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Company under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the Trust Property becoming property of the estate of the Company within the meaning of such Insolvency Laws. Such steps will generally involve the creation by the Company of one or more separate, limited-purpose subsidiaries (each, a "Finance Subsidiary") pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of such Finance Subsidiary's business and a restriction on such Finance Subsidiary's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of any Finance Subsidiary would not result in a court's concluding that the assets and liabilities of such Finance Subsidiary should be consolidated with those of the Company in a proceeding under any Insolvency Law.

    With respect to the Trust Property, the Trustee and all Securityholders will covenant that they will not at any time institute against the Company or the related Finance Subsidiary any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    While an originator is the Servicer, cash collections held by such originator may, subject to certain conditions, be commingled and used for the benefit of such originator prior to each Payment Date and, in the event of the bankruptcy of such originator, the Company, a Trust or Trustee may not have a perfected interest in such collections.

    The Company believes that the transfer of the Receivables by the Company to a Finance Subsidiary should be treated as a valid assignment, transfer and conveyance of such Receivables. However, in the event of an insolvency of the Company, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Company to the Finance Subsidiary as a borrowing by the Company from the Finance Subsidiary or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities.

If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the related Issuer is rendered insolvent, the related Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

    Obligors of the Vehicles may be entitled to assert against the Company, the Issuer, or the Trust, if any, claims and defenses which they have against the Company with respect to the Receivables. The Company will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

    INSURANCE ON VEHICLES. Each Receivable generally requires the Company to maintain insurance covering physical damage to the Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which the Company is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

    In addition, although each Receivable generally gives the Company the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither the Company nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Vehicles included in the Trust Property, as a result of which Securityholders could suffer a loss on their investment.

    DELINQUENCIES. There can be no assurance that the historical levels of delinquencies and losses experienced by the Company on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

    SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Securities of a series may be subordinated in priority of payment to interest and principal due on other Classes of Securities of a related series. Moreover, the Trust Property will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account and any other credit enhancement. The Securities represent obligations solely of the related Trust or debt secured by the related Trust Property, and will not represent a recourse obligation to other assets of the Company. No Securities of any series will be insured or guaranteed by the Company, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, the reserve account, if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

    MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of any additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "Ratings Effect"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "Description of the Securities--Master Trusts."

    BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

    Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

    Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities--Book Entry Registration."

    SECURITY RATING. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

    MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the related Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Servicer or the Company of Contracts from the related Trust Property on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Servicer or the Company of Contracts from the related Trust Property (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

    The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that a Trust will experience.

    Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

    LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

    FINANCIAL CONDITION OF AFS. The Company is generally not obligated to make any payments in respect of the Securities or the Receivables of a specific Trust. If the Company were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

    In certain circumstances, the Company will be required to acquire Receivables from the related Trust Property with respect to which such representations and warranties have been breached. In the event that the Company is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

    The related Prospectus Supplement will set forth certain information regarding the Company. In addition, the Company is subject to the information requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. For further information regarding the Company reference is made to such reports and other information which are available as described under "Available Information."

                               THE TRUST PROPERTY

    The Trust Property will include, as specified in the related Prospectus Supplement, (i) a pool of Receivables, (ii) all moneys (including accrued interest) due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Vehicles relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Vehicles or the related Obligors, as the case may be, (vi) the proceeds of any repossessed Vehicles related to such pool of Receivables, (vii) the rights of the Company under the related Receivables Acquisition Agreement and (viii) interest earned on certain short-term investments held in such Trust Property, unless the related Prospectus Supplement specifies that such earnings may be paid to the Servicer or the Company. The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. See "Desciption of the Securities--Forward Commitments; Pre-Funding." In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Trust for the benefit of the holders of one ore more classes of Securities.

    The Receivables comprising the Trust Property will, as specifically described in the related Prospectus Supplement, be either (i) originated by the Company, (ii) originated by various manufacturers and acquired by the Company,
(iii) originated by various Dealers and acquired by the Company or (iv) acquired by the Company from originators or owners of Receivables.

    The Trust Property will include Receivables with respect to which the related Contract or the related Vehicles is subject to federal or state registration or titling requirements. No Trust Property will include Receivables with respect to which the underlying Contracts or Vehicles relate to office equipment, aircraft, ships or boats, firearms or other weapons, railroad rolling stock or facilities such as factories, warehouses or plants subject to state laws governing the manner in which title or security interest in real property is determined or perfected.

    The Receivables included in the Trust Property will be selected from those Receivables held by the Company based on the criteria specified in the applicable Trust Agreement and described herein or in the related Prospectus Supplement.

    With respect to each series of Securities, on or prior to the Closing Date on which the Securities are delivered to Securityholders, the Company or a Finance Subsidiary will form a Trust by either (i) transferring the related Receivables into a Trust pursuant to a Trust Agreement between the Company or a Finance Subsidiary and the Trustee or (ii) entering into an Indenture with an Indenture Trustee, relating to the issuance of such Securities, secured by the related Receivables.

    The Receivables comprising the Trust Property will generally have been originated by the Company or acquired by the Company from Dealers in accordance with the Company's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust Property will be described in all material respects in the related Prospectus Supplement.

                                  THE ISSUERS

    With respect to each series of Securities, the Company will either establish a separate Trust that will issue such Securities, or the Company will form a Finance Subsidiary that will issue such Securities, in each case pursuant to the related Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Finance Subsidiary, if the Finance Subsidiary issues the related Securities, or the related Trust, if a Trust issues the related Securities, shall be referred to as the "Issuer" with respect to such Securities.

    Upon the issuance of the Securities of a given series, the proceeds from such issuance will be used by the Company to originate Receivables. The Servicer will service the related Receivables pursuant to the applicable Servicing Agreement, and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and the Company, as may be set forth in the related Prospectus Supplement.

    If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such series is insufficient, the Issuer must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Issuer's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such series.

                                THE RECEIVABLES

RECEIVABLES POOLS

    Information with respect to the Receivables in the related Trust Property will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cut-off Date.

THE CONTRACTS

    As specified in the related Prospectus Supplement, the Contracts may consist of any combination of Rule of 78s Contracts, Fixed Value Contracts or Simple Interest Contracts. Generally, "Rule of 78s Contracts" provide for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Rule of 78s Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Contracts may be allocated on an actuarial or simple interest basis.

    Generally, the "Fixed Value Contracts" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A Fixed Value Contract provides for amortization of the loan over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by
(i) payment in full in cash of such amount, (ii) transfer of the vehicle to the Company, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions. With respect to Fixed Value Contracts, as specified in the related Prospectus Supplement, only the principal and interest payments due prior to the final fixed value payment and not the final fixed value payment may be included initially in the related Trust Property.

    "Simple Interest Contracts" provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    If an Obligor elects to prepay a Rule of 78s Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Contract is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Contract calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Contract for which all payments were made on schedule. Distributions to Security holders may not be affected by Rule of 78s rebates under the Rule of 78s Contract because pursuant to the related Prospectus Supplement such distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

    Certain information relating to the Company's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Company's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any Trust Property will be comparable to the Company's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

    As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company will be obligated to acquire Receivables from the related Trust Property pursuant to the applicable Trust Agreement or Receivables Acquisition Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

    The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities, together with a description of any applicable prepayment penalties.

                   AMERICREDIT'S AUTOMOBILE FINANCING PROGRAM

GENERAL

    Through its branch offices and marketing representatives, AFS serves as a funding source for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles and light duty trucks. Retail installment sale contracts ("Contracts") originated by Dealers which conform to AFS's credit policies are purchased by AFS generally without recourse to Dealers. AFS also services the Contracts that it purchases.

    AFS's indirect lending programs are designed to serve consumers who have limited access to traditional auto financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because AFS serves consumers who are unable to meet the credit standards imposed by most traditional auto financing sources, AFS generally charges interest at rates which are higher than those charged by traditional auto financing sources. AFS also expects to sustain a higher level of delinquencies and credit losses than that experienced by traditional auto financing sources since AFS provides financing in a relatively high risk market.

    AFS has established relationships with a variety of Dealers located in the markets in which AFS has branch offices or marketing representatives. While AFS occasionally finances purchases of new autos, substantially all of AFS's Contracts were originated in connection with Obligor's purchases of used autos.

    Contracts are generally purchased by AFS without recourse to the Dealer, and accordingly, the Dealer usually has no liability to AFS if the consumer defaults on the Contract. To mitigate AFS's risk from potential credit losses, AFS charges the Dealers an acquisition fee when purchasing Contracts. Such acquisition fees are negotiated with Dealers on a contract-by-contract basis and are usually non-refundable. Although Contracts are purchased without recourse to Dealers, Dealers typically make certain representations as to the validity of the contract and compliance with certain laws, and indemnify AFS against any claims, defenses and set-offs that may be asserted against AFS because of assignment of the Contract.

CONTRACT ACQUISITION

    AFS purchases individual Contracts through its branch offices and through its central purchasing office, which underwrites applications solicited by certain marketing representatives. The central purchasing office operates in a manner similar to the branch office network.

    All credit extensions are executed at the branch level. Each branch manager has a specific credit authority based upon their experience and historical loan portfolio results and credit scoring parameters. Extensions of credit outside these limits are reviewed and approved by a regional vice president. Although the credit approval process is decentralized, all credit decisions are guided by AFS's credit scoring strategies and overall credit and underwriting policies and procedures.

    The Company has implemented a credit scoring system across its branch network to support the branch level credit approval process. The credit scoring system was developed by Fair Isaac & Co., Inc. from the Company's loan origination and portfolio databases. Credit scoring is used to prioritize applications for processing and to tailor pricing and structure to an empirical assessment of credit risk.

    Loan application packages completed by prospective Obligors are received via facsimile at the branch offices from Dealers. Application data is entered into AFS's automated application processing system. A credit bureau report is automatically generated and a credit score is computed. Depending on the credit quality of the applicant, a customer service representative may then investigate the residence, employment and credit history of the applicant or forward the application directly to the branch manager. In either case, the Company's credit policy requires that all applications be investigated prior to loan funding. The branch manager reviews the application package and determines whether to approve the application, approve the application subject to conditions that must be met, or to deny the application. The branch manager considers many factors in arriving at a credit decision, including the applicant's credit score, capacity to pay, stability, character and intent to pay and the contract terms and collateral value. In certain cases, a regional vice president may review and approve the branch manager's credit decision. AFS estimates that approximately 50% of applicants are denied credit by AFS typically because of their credit histories or because their income levels are not sufficient to support the proposed level of monthly auto payments. Dealers are contacted regarding credit decisions by facsimile and/or telephone. Declined applicants are also provided with appropriate notification of the decision.

    Completed loan packages are received from Dealers at the branch office. Loan terms are reverified with the Obligor by branch personnel and the loan packages are forwarded to the centralized loan services department where the package is scanned to create an electronic copy. Key original documents are stored in a fire-proof vault and the loan packages are further processed in an electronic environment. The loans are reviewed for proper documentation and regulatory compliance and are entered into the loan accounting system. A daily report is generated for final review by consumer finance operations management. Once cleared for funding by consumer finance operations management, the loan services department issues a funding check to the Dealer. Upon funding of the Contract, AFS acquires a perfected security interest in the Vehicle.

    AFS requires all consumers to obtain or provide evidence that they carry current comprehensive and collision insurance. Through a third party administrator, AFS tracks the insurance status of each Contract and sends notices to Obligors when collateral becomes uninsured. If no action is taken by the Obligor to insure the collateral, continuing efforts are made to persuade the Obligor to comply with the insurance requirements of the Contract. Although it has the right, AFS rarely repossesses a Vehicle due to its being uninsured. AFS also does not typically force place insurance coverage and add the premium to the Obligor's obligations, although it has the right to do so under the terms of the Contracts.

SERVICING AND COLLECTIONS

    AFS's servicing activities consist of collecting and processing Obligor payments, responding to Obligor inquiries, initiating contact with Obligors who are delinquent in payment of a Receivable installment, maintaining the security interest in the Vehicle, and repossessing and liquidating collateral when necessary. AFS utilizes various automated systems to support its servicing and collections activities.

    Approximately 15 days before an Obligor's first payment due date and each month thereafter, AFS mails the Obligor a billing statement directing them to mail payments to a lockbox banking facility for deposit in a lockbox account. Payment receipt data is electronically transferred to AFS by a lockbox banking facility for posting to AFS records. All subsequent payment processing and customer account maintenance is performed centrally by AFS's loan services department.

    Collection activity on Contracts is performed by collection personnel ("Collectors") at AFS's headquarters facility. The Collectors follow standardized collection policies and procedures. Collectors monitor the Receivables portfolio through a computer assisted collection system and usually take action on delinquencies within a few days after delinquency occurs.

    A Collector's action is typically telephone contact with the Obligor utilizing AFS's automated predictive dialing system. This system dials multiple telephone numbers simultaneously based upon parameters set by management. When a telephone connection is made, the call is routed to a collector and the delinquent Obligor's account information is displayed on a Collector's computer terminal. The Collector then attempts to work out the delinquency with the Obligor.

    If an Obligor continues to be delinquent, AFS's policy is to work out suitable payment arrangements with the Obligor. However, if the Obligor becomes seriously delinquent or deals in bad faith with AFS, AFS may ultimately have to repossess the Vehicle and generally will take prompt action to do so. Repossessions are handled by independent repossession firms engaged by AFS. All repossessions are approved by collection officers.

    AFS follows prescribed legal procedures for repossessions, which include peaceful repossession, one or more notifications to Obligors, a prescribed waiting period prior to disposition of the Vehicle, and return of personal items to the Obligor.

    Upon repossession and after any prescribed waiting period, the Vehicle is typically sold at auction. AFS will pursue collection of deficiencies when it deems such action to be appropriate.

                                  POOL FACTORS

    The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

    As more specifically described in the related Prospectus Supplement with respect to each series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

    Except as provided in the related Prospectus Supplement, the proceeds from the sale of the Securities of a given series will be used by the Company for the acquisition of the related Receivables, for general corporate purposes, including, but not limited to, the purchase of additional Receivables from Dealers, repayment of indebtedness and general working capital purposes. The Company expects that it will make additional transfers of Receivables to the Trust from time to time, but the timing and amount of any such additional transfers will be dependent upon a number of factors, including the volume of Contracts originated or acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                          THE COMPANY AND THE SERVICER

    AFS is a wholly-owned subsidiary of AmeriCredit Corp. AFS was incorporated in Delaware on July 22, 1992. AFS purchases and services automobile loans which are originated and assigned to AFS by automobile dealers. AFS is the primary operating subsidiary of AmeriCredit Corp., a Texas corporation the common shares of which are listed on the New York Stock Exchange. AFS's executive offices are located at 200 Bailey Avenue, Fort Worth, Texas 76107-1220; telephone (817) 332-7000.

                                  THE TRUSTEE

    The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

    With respect to each series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

    All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

    The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

    Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

    A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

    If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

    In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

    As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

    The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, twelfth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, twelfth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

    Each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

    In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

    Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

    Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

    As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interests in the Trust Property or represent debt secured by the related Trust Property. To the extent that any Trust Property includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.

MASTER TRUSTS

    As may be described in the related Prospectus Supplement, each Trust Agreement may provide that, pursuant to any one or more supplements thereto, the Company may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance a "Master Trust New Issuance"). Each Master Trust New Issuance will have the effect of decreasing the Residual Interest in the related Master Trust. Under each such Master Trust Agreement, the Company may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or formula for the determination thereof); (iv) the Payment Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of Credit Enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of Classes of Securities of such series, and if such series consists of more than one Class, the rights and priorities of each such Class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and
(xiii) any other relevant terms. None of the Company, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

    Each Master Trust Agreement provides that the Company may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of Credit Enhancements issued by enhancement providers different from the providers of the Credit Enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such Credit Enhancement only on behalf of the Securityholders to which such Credit Enhancement relates. The Company will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Issuer or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Company may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

    Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may only occur upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New Issuance is to occur, the Company shall have given the related Trustee, the Servicer, the Rating Agency and certain related providers of Credit Enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Company shall have delivered to the related Trustee a supplement to the related Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to the related Master Trust Agreement other than such Trustee; (c) the Company shall have delivered to the related Trustee any related Credit Enhancement agreement; (d) the related Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in any Rating Agency reducing or withdrawing its rating with respect to any other series or Class of such Trust (any such reduction or withdrawal is referred to herein as a "Ratings Effect"); (e) the Company shall have delivered to the related Trustee, the Rating Agency and certain providers of Credit Enhancement, if any, an opinion of counsel acceptable to the related Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or Class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or the related Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

INDEXED SECURITIES

    To the extent so specified in any Prospectus Supplement, any class of Securities of a given series may consist of Securities ("Indexed Securities") in which the principal amount payable at the final scheduled Payment Date (the "Indexed Principal Amount") is determined by reference to a measure (the "Index") which will be related to (i) the difference in the rate of exchange between United States dollars and a currency or composite currency (the "Indexed Currency") specified in the applicable Prospectus Supplement (such Indexed Securities, "Currency Indexed Securities"); (ii) the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates (such Indexed Securities, "Commodity

Indexed Securities"); (iii) the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates (such Indexed Securities, "Stock Indexed Securities"); or
(iv) such other objective price or economic measures as are described in the applicable Prospectus Supplement. The manner of determining the Indexed Principal Amount of an Indexed Security and historical and other information concerning the Indexed Currency, the Indexed Commodity, the Stock Index or other price or economic measures used in such determination will be set forth in the applicable Prospectus Supplement, together with information concerning tax consequences to the holders of such Indexed Securities.

    If the determination of the Indexed Principal Amount of an Indexed Security is based on an Index calculated or announced by a third party and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Security was issued and permitted changes described in the applicable Prospectus Supplement), then such Index shall be calculated for purposes of such Indexed Security by an independent calculation agent named in the applicable Prospectus Supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason such index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the Indexed Principal Amount of such Indexed Security shall be calculated in the manner set forth in the applicable Prospectus Supplement. Any determination of such independent calculation agent shall in the absence of manifest error be binding on all parties.

    Interest on an Indexed Security will be payable based on the amount designated in the applicable Prospectus Supplement (the "Face Amount"). The applicable Prospectus Supplement will describe whether the principal amount of the related Indexed Security, if any, that would be payable upon redemption or repayment prior to the applicable final scheduled Distribution Date will be the Face Amount of such Indexed Security, the Indexed Principal Amount of such Indexed Security at the time of redemption or repayment or another amount described in such Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholders of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC will advise the Trustee in respect of each series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

    Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

    As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an

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"Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

    Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

    Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

    With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Property setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

        (i) the amount of the distribution with respect to each class of Securities;

       (ii) the amount of such distribution allocable to principal;

      (iii) the amount of such distribution allocable to interest;

        (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

        (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under
    (ii) above on such Payment Date;

        (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

       (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

      (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

    Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable. The actual information to be set forth in statements to Securityholders of a series will be described in the related Prospectus Supplement.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

FORWARD COMMITMENTS; PRE-FUNDING

    A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Certificates are delivered to the Certificateholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to the Trust conform to the requirements specified in such Forward Purchase Agreement.

    If a Forward Purchase Agreement is to be utilized, and unless otherwise specified in the related Prospectus Supplement, the related Trustee will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the net proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related Series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will set a specified period (the "Funding Period") during which any such transfers must occur; for a Trust which elects federal income treatment as REMIC or as a grantor trust, the related Funding Period will be limited to three months from the date such Trust is established; for a Trust which is treated as a mere security device for federal income tax purposes, the related Funding Period will be limited to nine months from the date such Trust is established. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of the related Funding Period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement.

    During the Funding Period the moneys deposited to the Pre-Funding Account will either (i) be held uninvested or (ii) will be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating orgnaization and which will either mature prior to the end of the Funding Period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the related Trust as an "investment company" under the Investment Company Act of 1940, as amended.

                      DESCRIPTION OF THE TRUST AGREEMENTS

    The following summary describes certain terms of each Trust Agreement pursuant to which a Trust Property will be created and the related Securities in respect of such Trust Property will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.

    ORIGINATION OF THE RECEIVABLES BY THE COMPANY AND ACQUISITION OF THE RECEIVABLES PURSUANT TO A RECEIVABLES ACQUISITION AGREEMENT

    On the closing date specified with respect to any given series of Securities (the "Closing Date"), the Company or a Finance Subsidiary will transfer Receivables originated by the Company either to a Trust pursuant to a Pooling Agreement, or will pledge the Company's or the Finance Subsidiary's right, title and interests in and to such Receivables to a Trustee on behalf of the Securityholders pursuant to an Indenture. The Company or a Finance Subsidiary will either transfer the Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Company's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The obligations of the Company or a Finance Subsidiary and the Servicer under the related Trust Agreement include those specified below and in the related Prospectus Supplement.

    As more fully described in the related Prospectus Supplement, the Company will be obligated to acquire from the related Trust Property its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company with respect to such Receivable, which breach has not been cured following the discovery by or notice to the Company of the breach. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Trust Agreement.

ACCOUNTS

    With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

    Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

    For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by the Company, the Servicer or their respective affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

    The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

THE SERVICER

    The Servicer under each Trust Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be the Company or an affiliate of the Company and may have other business relationships with the Company or the Company's affiliates. The Servicer with respect to each series will service the Receivables contained in the Trust Fund for such series. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

    The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Trust Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a Servicer Default (as hereinafter defined) by the Servicer under the related Trust Agreement.

SERVICING PROCEDURES

    Each Trust Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables which are part of the Trust Fund and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Obligor on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities) may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Vehicle securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

    The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

PAYMENTS ON RECEIVABLES

    With respect to each series of Securities, unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit into the Collection Account all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within three (3) business days of receipt thereof in the related collection facility, such as a lock-box account or collection account. Moneys deposited in such collection facility for Trust Property may be commingled with funds from other sources.

SERVICING COMPENSATION

    As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the value of the assets of the Trust Property, generally as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates). Generally, the Servicing Fee will be paid prior to any distribution to the related Securityholders.

    The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the related Receivables, investigating delinquencies, sending billing statements to Obligors, reporting tax information to Obligors, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the related Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

    With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the "Noteholders") and by the applicable Trustee to the holders of Certificates (the "Certificateholders") of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

    With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT AND CASH FLOW ENHANCEMENTS

    The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

    Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

    Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

    Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Defaults (as hereinafter defined) under the related Trust Agreement.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

    Each Trust Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the performance by the Servicer of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Trust Agreement.

    Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under such Trust Agreement.

SERVICER DEFAULT

    Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three
(3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

    As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 50% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.

WAIVER OF PAST DEFAULTS

    With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENT

    As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a MAJORITY of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.

INSOLVENCY EVENT

    As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to a Debtor relating to the applicable Trust Property, the related Trust will terminate, and the Receivables of the related Trust Property will be liquidated and each such Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables. Promptly after the occurrence of any Insolvency Event with respect to a Debtor, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

    Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Property, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Trust Property, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Trust Property, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

    If and to the extent provided in the related Prospectus Supplement with respect to the Trust Property, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust Property will be sold to the highest bidder.

    As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The transfer of Receivables by the Company or its Finance Subsidiary to the Trust pursuant to the related Trust Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. As further specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    GENERAL

    Retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light duty trucks by dealers to consumers. The contracts also constitute personal property security agreements and include grants of security interests in the related automobiles and light duty trucks under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

PERFECTION

    Pursuant to the Trust Agreement, the Company will sell and assign the Receivables it has originated or acquired and its security interests in the Vehicles to the Trustee. Alternatively, the Company may sell and assign the Receivables and its interest in the Vehicles to a Finance Subsidiary which will, in turn, sell and assign such Receivables and related security interests to the Trustee. Each of the related Prospectus Supplements will specify whether, because of the administrative burden and expense, the Company, the Servicer or the Trustee will amend any certificate of title to identify the Trustee as the new secured party on the certificates of title relating to the Vehicles. Each of the related Prospectus Supplements will specify the UCC financing statements to be filed in order to perfect the transfer to the Finance Subsidiary of Receivables and the transfer by the Finance Subsidiary to the Trustee of the Receivables. Further, although the Trustee will not rely on possession of the Receivables as the legal basis for the perfection of its interest therein or in the security interests in the Vehicles, the Servicer, as specified in the related Prospectus Supplement, will continue to hold the Receivables and any certificates of title relating to the Vehicles in its possession as custodian for the Trustee pursuant to the related Trust Agreement which, as a practical matter, should preclude any other party from claiming a competing security interest in the Receivables on the basis that the security interest is perfected by possession.

    A security interest in a motor vehicle registered in most states may be perfected against creditors and subsequent purchasers without notice for valuable consideration only by one or more of the following: depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder thereon, or filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting such lien on the certificate of title, or, if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be. However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or when the interest of the transferee arises from the transfer of a security interest by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of such states, the assignment by the Company of its interest in the Receivables to the Trustee under the related Trust Agreement is an effective conveyance of the security interest of the Company in the Receivables, and specifically, the Vehicles, without such re-registration and without amendment of any lien noted on the related certificate of title, and (subject to the immediately succeeding paragraphs) the Trustee will succeed to the Company's rights as secured party.

    Although re-registration of a Vehicle is not necessary to convey a perfected security interest in the Vehicles to the Trustee, the Trustee's security interest could be defeated through fraud, negligence, forgery or administrative error since it may not be listed as legal owner or lienholder on the certificates of title to the Vehicles. However, in the absence of fraud, negligence, forgery or administrative error , the notation of the Company's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Vehicle or subsequent creditors who take a security interest in a Vehicle. In the related Trust Agreement, the Company or its Finance Subsidiary will represent and warrant that it has, or has taken all action necessary to obtain, a perfected security interest in each Vehicle. If there are any Vehicles as to which the Company failed to obtain a first priority perfected security interest, the Company's security interest would be subordinate to, among others, subsequent purchasers of such Vehicles and holders of first priority perfected security interests therein. Such a failure, however, would constitute a breach of the Company's or the Finance Subsidiary's representations and warranties under the related Trust Agreement. Accordingly, pursuant to the related Trust Agreement, the Company or Finance Subsidiary would be required to repurchase the related Receivables from the Trustee unless the breach were cured.

    CONTINUITY OF PERFECTION

    Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the Obligor under the related installment sale contract to surrender possession of the certificate of title to assist in such re-registration. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not requiring possession by the secured party (such as Texas), the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require surrender of a certificate of title for re-registration of a vehicle, re-registration could defeat perfection. In each of the Trust Agreements, the Servicer will be required to take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Vehicle, the Servicer will have an opportunity to require satisfaction of the related Receivable before release of the lien, either because the Servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the Servicer will receive notice as a result of its lien noted thereon. Pursuant to the related Trust Agreement, the related Servicer will hold the certificates of title for the related Vehicles as custodian for the Trustee. Under the related Trust Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the Vehicles.

    PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW

    Under the laws of most states, certain statutory liens such as mechanics', repairmen's and garagemen's liens for repairs performed on a motor vehicle, motor vehicle accident liens, towing and storage liens, liens arising under various state and federal criminal statutes and liens for unpaid taxes take priority over even a first priority perfected security interest in such vehicle by operation of law. The UCC also grants priority to certain federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Company will represent and warrant to the Trustee in the related Trust Agreement that, as of the related Closing Date, each security interest in a Vehicle shall be a valid, subsisting and enforceable first priority security interest in such Vehicle. However, liens for repairs or taxes superior to the security interest of the Trustee in any such Vehicle, or the confiscation of such Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or any Securityholder in the event such a lien or confiscation arises and any such lien or confiscation arising after the related Closing Date would not give rise to the Company's repurchase obligation under the related Trust Agreement.

REPOSSESSION

    In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the related financed vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order is obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and give the debtor a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the Obligor to receive prior notice).

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require a secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles in certain circumstances and/or various substantive timing and content requirements on such notices. In some states, under certain circumstances after a financed vehicle has been repossessed, the Obligor may redeem the collateral by paying the delinquent installments and other amounts due. The Obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses or in some other states, by payment of delinquent installments on the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan; however, in some states, a creditor may not seek a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states, impose prohibitions or limitations or notice requirements on actions for deficiency judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

    Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no such lienholder exists or if there are remaining funds, the UCC requires the creditor to remit the surplus to the Obligor under the contract.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, state "lemon" laws and other similar laws. In addition, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Trustee to enforce consumer finance contracts such as the Receivables.

    The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting any assignee of the seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the Obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the Obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the Obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. To the extent that the Receivables will be subject to the requirements of the FTC Rule, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related Vehicle may assert against the seller of such Vehicle. Such claims will be limited to a maximum liability equal to the amounts paid by the Obligor under the related Receivable.

    Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Vehicle, the Obligor may be able to assert a defense against the seller of the Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the seller or manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Trust Agreement.

    Any such loss, to the extent not covered by credit support (as specified in the Related Prospectus Supplement), could result in losses to the Securityholders. As specified in the related Prospectus Supplement, if an Obligor were successful in asserting any such claim or defense as described in this paragraph or the two immediately preceding paragraphs, such claim or defense may constitute a breach of a representation and warranty under the related Trust Agreement and may create an obligation of the Company to repurchase such Receivable unless the breach were cured.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the 14th Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

    As specified in the related Prospectus Supplement, the Company (or its Finance Subsidiary, if any) will represent and warrant under the related Trust Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trustee for violation of any law and such claim materially and adversely affects the Trustee's interest in a Receivable, such violation would constitute a breach of representation and warranty under the related Trust Agreement and would create an obligation of the Company (or its Finance Subsidiary, if any) to repurchase such Receivable unless the breach were cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Receivable (including an Obligor who was in reserve status and is called to active duty after origination of the Receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Obligors who enter military service (including reservists who are called to active duty) after origination of the related Receivable, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Receivables, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any form of Credit Enhancement provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Receivable which goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Receivables resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support (as specified in each Prospectus Supplement), could result in losses to the Securityholders.

                           CERTAIN TAX CONSIDERATIONS

    The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                              ERISA CONSIDERATIONS

    The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

    The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

    The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

        1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

        2. By placements by the Company with institutional investors through dealers;

        3.  By direct placements by the Company with institutional investors;
    and

        4.  By competitive bid.

    In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Property in respect of such Securities.

    If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

    Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

    Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York, or other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

    Certain specified Trust Property will secure each series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities, except for serial issuances by a Master Trust. Accordingly, no financial statements with respect to any Trust Property will be included in this Prospectus or in the related Prospectus Supplement.

    A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

    This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities.................................................................          6
Additional Receivables.............................................................         10
AFS................................................................................          4
APR................................................................................      9, 19
Cede...............................................................................         10
CEDEL Participants.................................................................         28
Certificateholders.................................................................         34
Certificates.......................................................................       1, 4
Class..............................................................................          1
Closing Date.......................................................................     31, 32
Collection Account.................................................................         32
Collectors.........................................................................         22
Commission.........................................................................          2
Commodity Indexed Securities.......................................................         26
Company............................................................................          4
Contracts..........................................................................   1, 4, 20
Cooperative........................................................................         29
Credit Enhancement.................................................................         16
Credit Enhancer....................................................................         16
Currency Indexed Securties.........................................................         26
Dealers............................................................................          4
Debt Securities....................................................................         12
Definitive Securities..............................................................         29
Depositaries.......................................................................         27
Direct Participants................................................................         16
Distribution Account...............................................................         32
DTC................................................................................         10
Eligible Deposit Account...........................................................         33
Eligible Institution...............................................................         33
Eligible Investments...............................................................         32
ERISA..............................................................................         12
Euroclear Operator.................................................................         29
Euroclear Participants.............................................................         29
Event of Default...................................................................         30
Exchange Act.......................................................................      2, 12
Face Amount........................................................................         27
Finance Subsidiary.................................................................         14
Fixed Income Securities............................................................          6
Fixed Value Contracts..............................................................      9, 19
Forward Purchase Agreement.........................................................         31
FTC Rule...........................................................................         42
Funding Period.....................................................................         31
Grantor Trust Securities...........................................................         12
Holder-in-Due-Course Rule..........................................................         42
Indenture..........................................................................          5
Indenture Trustee..................................................................          5
Index..............................................................................         26
Indexed Commodity..................................................................         26
Indexed Currency...................................................................         26
Indexed Principal Amount...........................................................         26
Indexed Securities.................................................................         26

                                     46


Indirect Participants..............................................................     16, 27
Insolvency Event...................................................................         36
Insolvency Laws....................................................................         14
Interest Rate......................................................................       2, 6
Investment Company Act.............................................................          7
Investment Earnings................................................................         32
Issuer.............................................................................   1, 4, 18
Master Trust.......................................................................          8
Master Trust Agreement.............................................................          8
Master Trust New Issuance..........................................................         25
Noteholders........................................................................         34
Notes..............................................................................       1, 4
Participants.......................................................................         27
Partnership Interests..............................................................         12
Pass-Through Rate..................................................................          2
Payment Date.......................................................................          6
Policy.............................................................................       1, 5
Pool Balance.......................................................................         23
Pool Factor........................................................................         23
Pooling Agreement..................................................................          5
Pre-Funding Account................................................................         10
Pre-Funding Period.................................................................         10
Prepayment.........................................................................         16
Prospectus Supplement..............................................................          1
Rating Agencies....................................................................         12
Ratings Effect.....................................................................     16, 26
Receivables........................................................................    1, 4, 5
Record Date........................................................................          7
Registration Statement.............................................................          2
Relief Act.........................................................................     17, 42
Remittance Period..................................................................          7
Residual Interest..................................................................          7
Rule of 78s........................................................................      9, 19
Rule of 78s Contracts..............................................................         19
Rules..............................................................................         28
Securities.........................................................................          1
Securities Act.....................................................................          2
Security Insurer...................................................................         10
Securityholder.....................................................................         28
Securityholders....................................................................          6
Senior Securities..................................................................          6
Servicer...........................................................................       1, 4
Servicer Default...................................................................         36
Servicing Agreement................................................................          5
Servicing Fee......................................................................         34
Servicing Fee Rate.................................................................         34
Simple Interest Contracts..........................................................      9, 19
Stock Index........................................................................         27
Stock Indexed Securities...........................................................         27
Strip Securities...................................................................          6
Subordinate Securities.............................................................          6
Terms and Conditions...............................................................         29
Transferor.........................................................................          4
Trust..............................................................................       1, 4
Trust Accounts.....................................................................         32
Trust Agreement....................................................................      5, 31

                                     47


Trust Property.....................................................................       1, 4
Trustee............................................................................          5
Vehicles...........................................................................       1, 4
Vendors............................................................................          4
Accrual Securities.................................................................          6
Additional Receivables.............................................................         10
AFS................................................................................          4
APR................................................................................      9, 19
Cede...............................................................................         10
CEDEL Participants.................................................................         28
Certificateholders.................................................................         34
Certificates.......................................................................       1, 4
Class..............................................................................          1
Closing Date.......................................................................     31, 32
Collection Account.................................................................         32
Collectors.........................................................................         22
Commission.........................................................................          2
Commodity Indexed Securities.......................................................         26
Company............................................................................          4
Contracts..........................................................................   1, 4, 20
Cooperative........................................................................         29
Credit Enhancement.................................................................         16
Credit Enhancer....................................................................         16
Currency Indexed Securties.........................................................         26
Dealers............................................................................          4
Debt Securities....................................................................         12
Definitive Securities..............................................................         29
Depositaries.......................................................................         27
Direct Participants................................................................         16
Distribution Account...............................................................         32
DTC................................................................................         10
Eligible Deposit Account...........................................................         33
Eligible Institution...............................................................         33
Eligible Investments...............................................................         32
ERISA..............................................................................         12
Euroclear Operator.................................................................         29
Euroclear Participants.............................................................         29
Event of Default...................................................................         30
Exchange Act.......................................................................      2, 12
Face Amount........................................................................         27
Finance Subsidiary.................................................................         14
Fixed Income Securities............................................................          6
Fixed Value Contracts..............................................................      9, 19
Forward Purchase Agreement.........................................................         31
FTC Rule...........................................................................         42
Funding Period.....................................................................         31
Grantor Trust Securities...........................................................         12
Holder-in-Due-Course Rule..........................................................         42
Indenture..........................................................................          5
Indenture Trustee..................................................................          5
Index..............................................................................         26
Indexed Commodity..................................................................         26
Indexed Currency...................................................................         26
Indexed Principal Amount...........................................................         26
Indexed Securities.................................................................         26
Indirect Participants..............................................................     16, 27

                                     48


Insolvency Event...................................................................         36
Insolvency Laws....................................................................         14
Interest Rate......................................................................       2, 6
Investment Company Act.............................................................          7
Investment Earnings................................................................         32
Issuer.............................................................................   1, 4, 18
Master Trust.......................................................................          8
Master Trust Agreement.............................................................          8
Master Trust New Issuance..........................................................         25
Noteholders........................................................................         34
Notes..............................................................................       1, 4
Participants.......................................................................         27
Partnership Interests..............................................................         12
Pass-Through Rate..................................................................          2
Payment Date.......................................................................          6
Policy.............................................................................       1, 5
Pool Balance.......................................................................         23
Pool Factor........................................................................         23
Pooling Agreement..................................................................          5
Pre-Funding Account................................................................         10
Pre-Funding Period.................................................................         10
Prepayment.........................................................................         16
Prospectus Supplement..............................................................          1
Rating Agencies....................................................................         12
Ratings Effect.....................................................................     16, 26
Receivables........................................................................    1, 4, 5
Record Date........................................................................          7
Registration Statement.............................................................          2
Relief Act.........................................................................     17, 42
Remittance Period..................................................................          7
Residual Interest..................................................................          7
Rule of 78s........................................................................      9, 19
Rule of 78s Contracts..............................................................         19
Rules..............................................................................         28
Securities.........................................................................          1
Securities Act.....................................................................          2
Security Insurer...................................................................         10
Securityholder.....................................................................         28
Securityholders....................................................................          6
Senior Securities..................................................................          6
Servicer...........................................................................       1, 4
Servicer Default...................................................................         36
Servicing Agreement................................................................          5
Servicing Fee......................................................................         34
Servicing Fee Rate.................................................................         34
Simple Interest Contracts..........................................................      9, 19
Stock Index........................................................................         27
Stock Indexed Securities...........................................................         27
Strip Securities...................................................................          6
Subordinate Securities.............................................................          6
Terms and Conditions...............................................................         29
Transferor.........................................................................          4
Trust..............................................................................       1, 4
Trust Accounts.....................................................................         32
Trust Agreement....................................................................      5, 31
Trust Property.....................................................................       1, 4

                                     49


Trustee............................................................................          5
Vehicles...........................................................................       1, 4
Vendors............................................................................          4


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      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST, THE RECEIVABLES OR THE INSURER SINCE SUCH DATE.
                       ----------------------------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                      ---------
                     PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by Reference.....        S-3
Summary of Terms....................................        S-4
Risk Factors........................................       S-11
Use of Proceeds.....................................       S-13
The Servicer........................................       S-13
The Seller..........................................       S-13
The Trust...........................................       S-14
The Trust Property..................................       S-15
AmerCredit's Automobile Financing Program...........       S-16
The Receivables.....................................       S-18
Yield and Prepayment Considerations.................       S-22
The Insurer.........................................       S-28
Description of the Notes............................       S-30
Description of the Purchase Agreements and the Trust
  Documents.........................................       S-32
The Policy..........................................       S-41
Certain Federal Income Tax Consequences.............       S-43
State Tax Considerations............................       S-46
ERISA Considerations................................       S-46
Legal Investment....................................       S-46
Ratings.............................................       S-47
Underwriting........................................       S-47
Experts.............................................       S-48
Legal Opinions......................................       S-48
Index of Defined Terms..............................       S-49
Global Clearance Settlement and Tax Documentation
  Procedures........................................    Annex I
                          PROSPECTUS
Prospectus Supplement...............................          2
Available Information...............................          2
Incorporation of Certain Documents by Reference.....          2
Reports to Securityholders..........................          3
Summary of Terms....................................          4
Risk Factors........................................         13
The Trust Property..................................         17
The Issuers.........................................         18
The Receivables.....................................         19
AmeriCredit's Automobile Financing Program..........         20
Pool Factors........................................         23
Use of Proceeds.....................................         23
The Company and the Servicer........................         23
The Trustee.........................................         23
Description of the Securities.......................         24
Description of the Trust Agreements.................         31
Certain Legal Aspects of the Receivables............         38
Certain Tax Considerations..........................         43
ERISA Considerations................................         43
Methods of Distribution.............................         43
Legal Opinions......................................         44
Financial Information...............................         45
Additional Information..............................         45
Index of Terms......................................         46

                       ----------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $250,000,000

                             AMERICREDIT AUTOMOBILE
                            RECEIVABLES TRUST 1997-B

                          $68,000,000 CLASS A-1 5.79%
                               ASSET BACKED NOTES

                          $96,250,000 CLASS A-2 6.36%
                               ASSET BACKED NOTES
                          $85,750,000 CLASS A-3 6.67%
                               ASSET BACKED NOTES

                               AFS FUNDING CORP.
                                     SELLER

                                     [LOGO]
                                    SERVICER

                           --------------------------

                             PROSPECTUS SUPPLEMENT
                          ----------------------------

                            BEAR, STEARNS & CO. INC.
                           CREDIT SUISSE FIRST BOSTON

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